UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PROS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of 2020 Annual Meeting of Stockholders

Date:	April 29, 2020
Time:	8:00 a.m., Central Daylight Time
Place:	3100 Main Street, 9th Floor, Houston, Texas 77002, +1 (713) 335-5151

Agenda

1
Elect three Class I directors and one Class III director named in the Proxy Statement to the board of directors of PROS Holdings, Inc. (Board of Directors or Board) each Class I director to serve a three-year term until our annual meeting of our stockholders to be held in the year 2023 (2023 Annual Meeting) and the Class III director to serve a two-year term until our annual meeting of stockholders to be held in 2022 (2022 Annual Meeting);

2	Advisory vote on named executive officer compensation;
3	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and
4	Transaction of other business that may properly come before the Annual Meeting.

Record Date

Only stockholders of record at the close of business on March 5, 2020 (Record Date) will be entitled to receive notice of, and to vote at, the 2020 annual meeting of our stockholders (Annual Meeting).

Materials to Review

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (Notice), instead of a paper copy of this proxy statement (Proxy Statement) and our Annual Report to Stockholders for the Year Ended December 31, 2019 (2019 Annual Report). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2019 Annual Report and a form of proxy card or voting instruction card.

Proxy Voting

Please vote your shares promptly to ensure the presence of a quorum at the meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the accompanying proxy card or voting instruction form will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

By Order of the Board of Directors,
/s/ Damian Olthoff
Damian Olthoff
Secretary
Houston, Texas
March 17, 2020

Table of Contents

Page
Executive Summary	4

Proxy Statement	8
Vote Required	8
Voting Instructions	9

Corporate Governance	11
Role of the Board of Directors	10
Board Committees	10
Independence	11
Risk Oversight	11
Director Nomination	11
Code of Business Conduct and Ethics	12
Communication with Our Board of Directors	12

Our Board of Directors	14

Director Compensation	18

Proposal One - Election of Directors	19

Executive Officers	20

Compensation Discussion and Analysis	22

Compensation and Leadership Development Committee Report	36

Executive Compensation	37

Proposal Two - Non-Binding Advisory Vote on Executive Compensation	42

Security Ownership	43

Audit Matters	45

Proposal Three - Ratification of Independent Registered Public Accounting Firm Appointment	47

EXECUTIVE SUMMARY

This summary highlights selected information for PROS Holdings, Inc. (together with its consolidated subsidiaries, PROS, the Company, we, us or our) in this Proxy Statement. You should read this entire Proxy Statement carefully before voting.

Voting Matters

Proposal	Board Vote Recommendation	Page #

Elect three Class I directors and one Class III director	FOR each director nominee	19
Advisory vote on executive compensation	FOR	41

Ratification of appointment of PricewaterhouseCoopers LLP for fiscal year 2020	FOR	46

Business Highlights

In 2019, PROS again reached new milestones in our cloud transformation, while also enabling our customers to leverage our AI‑powered solutions to power commerce in today’s digital economy. The following highlights some of our accomplishments in 2019:

•	Continued substantial growth:

•	Subscription revenue increased 48% year-over-year;

•	Recurring Revenue (Subscription + Maintenance Revenue) grew 25% year-over-year; and

•	Total revenue grew 27% year-over-year.

•	Continued to deliver our solutions faster and more efficiently, building towards our long-term growth objectives:

•	Non-GAAP Recurring Revenue Gross Margin(1) increased by 2% to 76% year-over-year; and

•	Non-GAAP Subscription Gross Margin(2) improved by 6% to 73% year-over-year.

•	Delivered strong total shareholder return:

•	Grew 91% during 2019; and

•	Delivered 41% compound annual growth rate (CAGR) from 2017 through 2019.

•	Improved financial position by reducing outstanding debt to $143.75 million and lowering cash borrowing costs by 50%.

•	Further strengthened our executive team to help us continue scaling our business.

•	Published our inaugural Corporate Social Responsibility Report, available at ir.pros.com

(1)
Non-GAAP Recurring Revenue Gross Margin is used to measure the efficiency of our business, and is defined as (a) total recurring revenue (comprised of subscription and maintenance & support revenue), less recurring cost of revenue excluding share-based compensation, amortization of acquisition-related intangibles, acquisition-related expenses and non-cash rent expense on the preoccupied new PROS headquarters and other items approved by the Company’s Audit Committee for inclusion in the Company’s external non-GAAP financial reporting (non-GAAP Recurring Cost of Revenue), divided by (b) total recurring revenue, expressed as a percentage.

(2)
Non-GAAP Subscription Gross Margin is used to measure the efficiency of our business, and is defined as (a) total subscription revenue, less subscription cost excluding share-based compensation, amortization of acquisition-related intangibles, acquisition-related expenses and non-cash rent expense on the preoccupied new PROS headquarters and other items approved by the Company’s Audit Committee for inclusion in the Company’s external non-GAAP financial reporting, divided by (b) total subscription revenue, expressed as a percentage.

CEO Pay and Company Performance
In 2019, we continued to deliver on our mission of helping people and companies outperform as we power sales in the digital era. We continue to execute our multi-year cloud transition, with total revenue growth rate accelerating to 27% while improving our non-GAAP recurring revenue gross margin to 76%. This strong performance helped drive 91% total shareholder return in 2019.

Subscription Revenue +48% in 2019

48% CAGR during 2016-2019

$ Millions
$160
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$38
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Subscription Revenue (GAAP)

Recurring Revenue +25% in 2019

21% CAGR during 2016-2019

$ Millions
$250
$200
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$-
$107
$130
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$199
2016
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Recurring Revenue

PROS Stock Price +91% in 2019

41% CAGR during 2017-2019

$70
$60
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$-
41% CAGR from 2017-2019
+91% in 2019
Dec-16
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PROS

PROS Stock Price Outpaced our External Benchmarks in 2019 and Since 2017

(PROS TSR vs. S&P 500, Russell 2000 Index, Nasdaq, & PROS Stated Peers)

250%
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50%
0%
-50%
PROS %
S&P 500 %
Russell 2000 %
Nasdaq 100 %
Peer Composite %
Dec-16
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CEO target pay was set conservatively again in 2019, near peer CEO median target compensation levels, despite the Company’s strong financial performance and total shareholder return in 2018.

•
The Compensation & Leadership Development (CLD) Committee is pleased with the Company’s performance and set target pay in line with competitive market practice of similar peer companies to ensure we retain and reward our CEO for continued strong performance going forward.

•
Growth in shareholder return has far outpaced growth in our CEO’s target pay. Our CEO’s 2019 base salary and target cash incentive remained unchanged from 2018 levels, which is the fourth year in a row with no CEO salary or target cash incentive increase. Our CEO’s total target compensation, including base salary, target cash incentive and target value of long-term equity compensation, was set near the median pay level of our peer CEOs that was expected for 2019, which proved true when reviewing updated peer CEO compensation levels later in 2019.

(1)
Target equity compensation (a) for restricted stock units (RSUs) and market stock units (MSUs) represents total target equity compensation determined by the CLD Committee divided by the closing price of the Company's Common Stock reported by the New York Stock Exchange (NYSE) on the grant date, and for 2017 and 2018 MSUs differ from the accounting grant date fair value included in the "Grants of Plan-Based Awards" table; and (b) for performance-based RSUs (PRSUs) represents the accounting grant date fair value.

•	Our CEO’s pay continues to be >50% directly “performance-based” (including annual cash incentive and performance-based equity) and >90% at risk (including time-based RSUs).

•	We set aggressive performance-based goals, with higher top line growth required to achieve target payout when compared to the median of our peers’ trailing 12-month top line growth.

CEO 2019 Target Compensation

For 2019, our CLD Committee decided to leave Mr. Reiner’s base salary and cash incentive target unchanged from 2018, the fourth year in a row without an increase in target cash compensation. Consistent with the market practice of our peer group compensation, the CLD Committee decided to increase Mr. Reiner’s performance-based pay in the form of equity-based compensation due to Mr. Reiner’s impact on the Company’s successful operational and financial progress on our cloud transition. As a result, Mr. Reiner's total target compensation increased 6% in 2019 - far less than our total shareholder return of 91% in 2019 - and ended up falling below the median of our peer group.

2019 CEO Compensation Program Overview

The Company’s 2019 CEO compensation program reflects shareholder feedback received throughout 2018 and is designed to reward achievement of aggressive performance goals that align with our long-term cloud business strategy.

(1) Target equity compensation for RSUs and PRSUs represents target equity compensation determined by the CLD Committee divided by the closing price of the Company's Common Stock reported by the NYSE on the grant date, and differs from the accounting grant date fair value included in the "Grants of Plan-Based Awards" table.

Governance Highlights

Board Practices		Shareholder Matters
✓	All non-employee directors independent	✓	Active shareholder outreach program
✓	Independent non-executive chairman	✓
Engage with shareholders throughout each year, including at earnings conference calls, investor road shows, investor days, as well as at individual shareholder meetings. We also welcome shareholders to attend our annual OutPerform event for customers and prospects.

✓	Independent Audit, Compensation and Leadership Development, and Nominating and Corporate Governance Committees of the Board (Committees)
✓	Regular executive sessions of non-employee and independent directors. Our non-executive chairman of the Board presides at executive sessions.	✓	Annual “Say-on-Pay” advisory vote
Other Best Practices
✓	Annual Board and Committee evaluations	✓	Anti-hedging, anti-short and anti-pledging policies
✓	Regularly attend continuing education related to board governance best practices.	✓	Stock ownership guidelines for named executive officers (NEOs)
✓	25% women	✓	“Clawback” policy to recover, under applicable law, incentive bonuses awarded to any NEO as a result of that NEO’s fraud or intentional misconduct.
✓	50% under age 60
✓	Risk oversight by full Board and Committees	✓	Director resignation policy requires director nominees who do not receive at least 50% of the stockholder votes “for” re-election to tender their resignation.

Director Nominees

Name	Age	Director Since	Class	Independent	AC	CC	NC	Other Current Public Company Boards
Greg B. Petersen	57	2007	I	Yes	M	C		Mohawk Group Holdings, Inc.; Plus Therapeutics, Inc.
Timothy V. Williams	71	2007	I	Yes	C		M	ChannelAdvisor Corporation
Mariette M. Woestemeyer	68	1985	I	Yes				-
Carlos Dominguez	61	-	III	Yes				The Hartford Financial Services Group, Inc.

Continuing Directors

Name	Age	Director Since	Class	Independent	AC	CC	NC	Other Current Public Company Boards
Penelope Herscher	59	2018	II	Yes		M	M	Faurecia SA; Lumentum Holdings, Inc.; Verint Systems, Inc.
Leslie Rechan	58	2015	II	Yes	M		M	MicroStrategy Incorporated
Andres Reiner	49	2010	III	No				Paylocity Holding Corporation
William Russell	68	2008	II	Yes		M	C	Accesso Technology Group PLC

AC - Audit Committee	CC - Compensation & Leadership Development Committee	NC - Nominating & Corporate Governance Committee	C - Chair	M - Member

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS
April 29, 2020

General

The enclosed proxy is solicited for use at the Annual Meeting to be held April 29, 2020 at 8:00 a.m., local time, at 3100 Main Street, 9th Floor, Houston, Texas 77002, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of 2020 Annual Meeting of Stockholders.

The purposes of the Annual Meeting are:

1
To elect three Class I directors to the Board of Directors, each to serve for a three-year term until the 2023 Annual Meeting, and one Class III director to serve for a two-year term until the 2022 Annual Meeting;

2	To conduct an advisory vote on executive compensation;
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, 43,280,194 shares of Common Stock were outstanding. Each stockholder of record as of the Record Date is entitled to one vote for each share of Common Stock held by such stockholder.

Attending the Annual Meeting

The Annual Meeting will be held at 8:00 a.m., local time, on Wednesday, April 29, 2020, at 3100 Main Street, 9the Floor, Houston, Texas 77002. When you arrive, the receptionist will direct you to the meeting room. Please note that the doors to the meeting room will not be open until 7:50 a.m. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed below.

At PROS, the safety of our shareholders, employees, customers and communities is our top priority. As part of our precautions regarding the coronavirus, or COVID-19, we are planning for the possibility that remote participation may be made available for the Annual Meeting. If we take this step, we will announce the decision to do so in advance, and provide details on how to participate in a press release posted under the "Investor Relations" section of our website at ir.pros.com, and filed with the Securities and Exchange Commission (SEC) as proxy material.

Vote Required

Our amended and restated bylaws, as contained in the Current Report on Form 8-K filed with the SEC on August 21, 2013 (Bylaws) provide that a majority of the outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

If a quorum is present, a plurality vote of the holders of our Common Stock entitled to vote and present or represented by proxy at the Annual Meeting is required for the election of a director. This “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether our Director Resignation Policy will apply to that individual. Our Director Resignation Policy provides that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer. This policy does not apply in contested elections. We will not count abstentions as either for or against a director, so abstentions have no effect on the election of a director.

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required to approve the advisory vote on executive compensation and the ratification of the selection of our independent auditors. A properly executed proxy marked “abstain” with respect to any matter is considered entitled to vote, and thus, will have the effect of a vote against a matter, except for the election of directors.

Voting Instructions

Stockholders have four ways to votes:

•	Online. You may vote online by visiting www.proxyvote.com, and entering the control number found in your proxy card. You can vote via the Internet up until 11:59 P.M. Eastern Time on April 28, 2020.

•
Telephone. You may vote by calling the toll-free number provided on your proxy card, and following the instructions found on your proxy card. You can vote via the telephone up until 11:59 P.M. Eastern Time on April 28, 2020.

•
Mail. If you received a printed copy of the proxy card, you may vote by filling out the card and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

•
In Person. You may vote in person at the Annual Meeting, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting.

If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone. Even if you plan on attending the Annual Meeting in person, we encourage you to vote in advance via the Internet, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.

Changing your Vote

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting:

•	Online. Using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.

•	Telephone. Using the telephone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

•	Mail. By signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted.

•
In Person. By attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting will not in and of itself revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to our Corporate Secretary at or before the taking of the vote at the Annual Meeting.

Any written notice of revocation or subsequent proxy should be delivered to PROS Holdings, Inc. at 3100 Main Street, Suite 900, Houston, Texas 77002, Attention: Corporate Secretary, or hand-delivered to our Corporate Secretary before the taking of the vote at the Annual Meeting.

Effect of Not Casting Your Vote

Banks, brokers and other intermediaries may not vote shares held in their clients’ accounts on elections of directors and other “non-routine” matters unless the client has provided voting instructions. If you hold your shares in street name, you must cast your vote if you want it to count for purposes of Proposals One, Two, and Three.

Proxy Materials are Available on the Internet

We use the internet as the primary means of furnishing proxy materials to our stockholders. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) that contains instructions on how to access our proxy materials over the Internet, as well as how to request a paper copy of our proxy materials, including this Proxy Statement, our 2019 Annual Report and a form of proxy card or voting instruction card. The Notice was first mailed and those documents were first made available on or about March 17, 2020 to stockholders entitled to vote at the Annual Meeting. We encourage stockholders to take advantage of the availability of the proxy materials on the internet.

Eliminating Duplicate Mailings

Some banks, brokers and other nominee record holders participate in the practice of “householding”, which helps reduce the environmental impact of our annual meetings and reduces our printing and mailing costs, by sending only one copy of the Notice and Proxy Statement to multiple stockholders sharing the same address. If you would prefer to receive separate copies of a proxy statement, please contact our Corporate Secretary by calling 713-335-5151 or by writing to us at 3100 Main Street, Suite 900, Houston, Texas 77002. In addition, stockholders sharing an address and receiving multiple copies can request delivery of a single copy of proxy statements upon written request to our Corporate Secretary at the address stated above.

CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board oversees our CEO and other senior management to assure that the long-term interests of stockholders are being served. Our Board currently consists of eight members, divided into three classes, with each class serving for a staggered three-year term. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term.

Our Board has adopted formal Corporate Governance Guidelines to ensure that it has the necessary authority and practices in place to review and evaluate our business operations as needed, to make decisions that are independent of our management, and to align the interests of directors and management with the interests of our stockholders. Our key governance documents, including our Corporate Governance Guidelines, are available under the "Investor Relations" section of our website at ir.pros.com.

In 2019, our Board met six times and acted via unanimous written consent three times, the Audit Committee met nine times and acted via unanimous written consent two times, the CLD Committee met five times and acted via unanimous written consent one time, and the Nominating and Corporate Governance Committee met three times. Each current director who served as a director in 2019 attended at least 75% of the meetings of our Board and the Committees on which he or she served during 2019. The Board encourages all directors to attend annual meetings of the stockholders. All incumbent directors attended the 2019 meeting of the stockholders.

Board Committees

The Board has standing Audit, CLD and Nominating and Corporate Governance (NCG) Committees. Each Committee has a written charter, which can be found under the Investor Relations section of our website at ir.pros.com. Our Board has determined that each member of the Audit Committee qualifies as an Audit Committee financial expert within the meaning of the SEC regulations and the rules of the NYSE. Each member of our CLD Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (Code).

Audit Committee. The Audit Committee assists the Board in oversight and monitoring of:

•	our accounting and financial reporting processes and the audits of our financial statements:

•	our independent auditors, including their qualifications, engagement, performance and independence;

•
the results of the annual audit and the independent auditor’s review of our annual and quarterly financial statements and reports, including discussions with independent auditors without management present;

•	press releases regarding our financial results and any other financial information and earnings guidance provided;

•	matters that have a significant impact on our financial statements;

•	the scope, adequacy and effectiveness of our internal control over financial reporting;

•	procedures for complaints for employees to submit concerns anonymously about questionable accounting, internal control or auditing matters; and

•	all material related party transactions that require disclosure.

Compensation and Leadership Development Committee. The CLD Committee discharges the responsibilities of our Board relating to the compensation and benefits for our executive officers and directors, including:

•	reviewing and approving the compensation arrangements for our executive officers and directors;

•	reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	administering our equity incentive plans;

•	reviewing our compensation discussion and analysis and CLD Committee report required by the rules of the SEC;

•	engaging with a third party independent advisor to assist in evaluating our executive compensation program;

•	providing oversight on the overall leadership development program throughout the Company; and

•	overseeing succession planning for executive officers jointly with the NCG Committee.

Nominating and Corporate Governance Committee. The NCG Committee assists the Board in:

•	identifying qualified candidates to become directors and considering the nomination of our incumbent directors for reelection;

•	evaluating stockholder nominations of candidates for election to our Board;

•	reviewing our general policy relating to selection of director candidates and members of committees of our Board; including an assessment of the performance of our Board; and

•	reviewing and making recommendations to our Board regarding corporate governance principles and policies.

Independence

The Board has determined that the following directors have no relationships with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director, and as such are "independent" under NYSE listing standards and federal securities laws as of December 31, 2019: Messrs. Dominguez, Petersen, Rechan, Russell, Williams, and Woestemeyer and Mses. Herscher and Woestemeyer. Our Audit, CLD and NGC Committees are comprised entirely of independent directors. In connection with his nomination to stand for election as a director, the Board determined that Mr. Dominiguez has no relationships with us that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director, and as such is "independent" under NYSE listing standards and federal securities laws.

Independent Non-Executive Chairman

The Board is led by our independent non-executive chairman, Mr. Russell. The Board’s current preferred governance structure is to have an independent director serve as chairman. We believe the current structure provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company. We believe that our current structure helps ensure independent oversight over the Company, while allowing our Chief Executive Officer to focus on management of the Company. As our non-executive chairman, among other responsibilities, Mr. Russell oversees the planning of the annual Board calendar, and, with the Chief Executive Officer, in consultation with the other directors, schedules and sets the agenda for meetings of the Board and leads the discussion at such meetings, serves as a liaison between the CEO and the independent directors, and performs such additional duties and responsibilities as requested by the Board from time to time.

Executive Sessions

Executive sessions of the independent directors of the Board are scheduled during each regularly scheduled in-person Board meeting. These executive sessions are led by our non-executive chairman of the Board. Our non-executive chairman of the Board provides feedback to our CEO, as needed, promptly after the executive session.

Risk Oversight

The Board oversees our risk management process. Management reviews the process, including identification of key risks and steps taken to address them, with the full Board at least on an annual basis. The Audit Committee, the CLD Committee, and the NCG Committee assist the Board in discharging its oversight duties. The Audit Committee considers risks related to the subject matters enumerated in its charter, including risks relating to internal controls, disclosure, and financial reporting. The CLD Committee reviews risks related to the subject matters enumerated in its charter, including risks associated with our compensation programs. Similarly, the NCG Committee considers risks related to the subject matters for which it is responsible as identified in its charter, including risks associated with corporate governance. Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board remains responsible for the oversight of our risk management program.

Director Nomination

The NCG Committee has the responsibility for establishing the criteria for recommending which directors should stand for reelection to our Board and the selection of new directors to serve on our Board. In addition, the NCG Committee is responsible for establishing the procedures for our stockholders to nominate candidates to our Board. Although the NCG Committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include, but are not limited to, business experience, mature judgment, personal and professional ethics, and integrity. The Company does not have a formal policy with respect to consideration of diversity in identifying director nominees; however, in the process of selecting a director nominee, the NCG Committee assesses backgrounds, diversity and expected contributions of the individuals to the Board.

Our Bylaws permit any stockholder of record to nominate directors. Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure described in the "Stockholder Proposals" section on page 48 of this Proxy Statement. The NCG Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board.

Director Resignation Policy

Our Board has adopted a director resignation policy. Under this policy in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the NCG Committee. The NCG Committee will promptly consider all relevant factors including, without limitation, (a) the stated reasons why votes were withheld from such director; (b) any alternatives for curing the underlying cause of the withheld votes; (c) the tenure and qualifications of the director; (d) the director’s past and expected future contributions to the Company; (e) our director criteria; (f) our Corporate Governance Guidelines; and (g) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable SEC or NYSE requirement. The NCG Committee will recommend to the qualified independent directors the action to be taken with respect to such offered resignation, and the qualified independent directors will act on the NCG Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting in which the election occurred. If a majority of the members of the NCG Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, then the remaining qualified independent directors on the Board will consider the matter directly or may appoint a committee of the Board amongst themselves solely for the purpose of considering the tendered resignations that will make the recommendation to the Board whether to accept or reject them.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for our NEOs and directors that are designed to align our NEOs’ and directors' interests with our stockholders’ interests by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking and further increases our NEOs’ and directors' alignment with stockholder interests. These guidelines require our Chief Executive Officer to hold shares of our stock worth at least six times his annual salary, other NEOs to hold shares of our stock worth at least two times their annual salary, and each non-employee director to hold shares of our stock worth at least five times the director's annual retainer. New directors are expected to achieve their ownership threshold within six years after joining our Board. New NEOs are expected to achieve their ownership threshold within five years from the date of hire or promotion. As of December 31, 2019, each of our NEOs and directors were in compliance with the applicable guidelines.

Prohibition Against Hedging, Short-Sale, Pledging, and Repricing Underwater Stock Options

We have implemented both anti-hedging and anti-pledging policies, as well as a prohibition on participating in short sales of our stock, to ensure that our executives’ stock remains at-risk. Our Insider Trading Policy, which applies to all employees, including officers, and non-employee directors, specifically prohibits short sales of our securities, transactions in puts, calls or other derivative securities involving our stock, hedging or monetization transactions (including but not limited to zero-cost collars, prepaid variable forwards, and equity swaps), and holding our securities in a margin account or pledging our securities as collateral for a loan. Our 2017 Equity Incentive Plan (2017 Plan) also prohibits repricing, repurchase or exchange of underwater stock options without stockholder approval.

Compensation and Leadership Development Committee Interlocks and Insider Participation

No member of our Compensation and Leadership Development Committee and none of our executive officers has any relationships that would constitute an interlocking relationship with executive officers and directors of any other entity.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. Our Code of Business Conduct and Ethics is available under the "Investor Relations" section of our website at ir.pros.com.

Communication with Our Board

Stockholders or interested parties who wish to communicate with members of our Board may send correspondence to them in care of our Corporate Secretary at 3100 Main Street, Suite 900, Houston, Texas 77002. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by our Board due to the nature or volume of the correspondence. Communications that are intended specifically for the non-executive chairman of the Board may also be sent to the street address noted above, to the attention of the non-executive chairman of the Board.

OUR BOARD OF DIRECTORS

The table below provides ages (immediately prior to the Annual Meeting), positions, term of office, current membership, and other relevant information for each of our directors and director nominees:

Name	Age	Position(s) with the Company	Director Since	Current Term Expires	Current Class of Director	Audit	Compensation and Leadership Development	Nominating and Corporate Governance
Penelope Herscher	59	Director	2018	2021	II		Member	Member
Greg B. Petersen	57	Director (Nominee)	2007	2020	I	Member	Chair
Leslie Rechan	58	Director	2015	2021	II	Member		Member
Andres D. Reiner	49	President, CEO and Director	2010	2022	III
William Russell	68	Non-Executive Chairman	2008	2021	II		Member	Chair
Timothy V. Williams	71	Director (Nominee)	2007	2020	I	Chair		Member
Mariette M. Woestemeyer	68	Director (Nominee)	1985	2020	I
Ronald F. Woestemeyer	74	Director(1)	1985	2022	III
Carlos Dominguez	61	Nominee	-
Number of meetings in 2019						9	5	3

(1)	Mr. Ronald F. Woestemeyer, a Class III director, has informed the Board of his intention to resign from the Board effective as of the Annual Meeting.
Directors and Director Nominees

Ms. Herscher is a seasoned technology public company board director, executive and entrepreneur, with more than 15 years of experience as a high-tech CEO in Silicon Valley and more than 10 years of experience serving on public company boards of directors. Ms. Herscher currently serves on the boards of the following public companies: Faurecia SA (EPA: EO), Verint Systems, Inc. (NASD: VRNT), and Lumentum Holdings, Inc. (NASD: LITE). She also serves on the board of directors for privately held Delphix Corporation.

Ms. Herscher previously served on the board of directors of Rambus, Inc. (NASD: RMBS) (2006 to 2018). Ms. Herscher served as CEO for FirstRain, a privately held company in the unstructured data analytics space, from 2004 to 2015. Prior to leading FirstRain, she was CEO of Simplex Solutions and served in C-level and senior executive positions for a number of software and technology firms, including Cadence Design Systems, Inc.

Ms. Herscher has extensive business and leadership experience in software companies, including experience in software sales, marketing, strategy, governance, compensation planning and mergers and acquisitions.

Penelope Herscher

Mr. Petersen serves as the chairman of the Compensation and Leadership Development Committee of the Board. Mr. Petersen has served as president of Brookview Capital Advisors since 2016. He currently serves on the board of directors of the following public companies: Mohawk Group Holdings, Inc. (NASD: MWK) and Plus Therapeutics, Inc. (NASD: PSTV).
Mr. Petersen previously served on the board of directors of Diligent Corporation (2013 to 2016) and Piksel, Inc. (2012 to 2017). Mr. Petersen served as the chairman of the audit committee at Diligent and Piksel, and as an advisory board member at Synthesio. From 2014 to 2015, he served as Executive Vice Chairman at Diligent Corporation. Mr. Petersen previously served as Chief Financial Officer for CBG Holdings, Lombardi Software, Inc. (which was sold to IBM in 2010), and Activant Solutions, Inc. Mr. Petersen previously served in executive roles with Trilogy Software and RailTex. Mr. Petersen began his career with American Airlines, Inc. (NASD:AAL), including serving as managing director of corporate development where he led a project to create Sabre Holdings, Inc. (NASD:SABR) and complete its IPO. Mr. Petersen holds a Bachelor of Arts in Economics from Boston College and a Master of Business Administration from the Fuqua School of Business at Duke University.
Mr. Petersen has business and leadership experience in software companies, merger and acquisition experience, and extensive financial planning, accounting, governance, compensation planning and risk management knowledge.

Greg B. Petersen

Mr. Rechan serves as President and Chief Executive Officer and a director of Solace Corp., a cloud-based smart data movement solutions company, a position he has held since September 2017. Mr. Rechan serves on the board of directors of MicroStrategy Incorporated (NASD: MSTR).

Prior to Solace, Mr. Rechan served as President and Chief Executive Officer and a director of Halogen Software (TSX: HGN), a cloud-based talent management software provider (2015 to 2017). Mr. Rechan previously served as General Manager, IBM Business Analytics Division (2011 to 2014), and Vice President, Sales, Solutions and Services, IBM Business Analytics Division (2008 to 2011). Mr. Rechan held several leadership positions at IBM Corp. across field sales, systems engineering, services, solutions, development, and general management in North America, Europe and Asia Pacific. Mr. Rechan has also served in executive roles at Cognos Inc., Oracle Corporation, Seibel Systems, Inc., Cadence Design Systems Inc. and Onyx Software Corp. Mr. Rechan received his B.S. in Electrical Engineering and his B.A. in organizational behavior from Brown University and his M.A. in management from Northwestern University.

Mr. Rechan has extensive business and leadership experience in software companies, including experience in software sales and operations management.

Leslie Rechan

Mr. Reiner serves as our President and Chief Executive Officer, a position he has held since November 2010. Mr. Reiner has served on the board of directors of Paylocity Holding Corporation (NASD: PCTY) since September 2014, and serves on the compensation and nominating and governance committees for Paylocity.
Mr. Reiner holds a Bachelor of Science in Computer Science with a minor in Mathematics from the University of Houston.
As a result of his 20 years of experience with the Company, Mr. Reiner has familiarity with all of the Company’s key day-to-day operations, in-depth experience in and knowledge of the development of our products, services and the markets in which we compete, and has leadership, management and operating experience.

For more information on Mr. Reiner, see “Executive Officers” on page 20 of this Proxy Statement.

Andres D. Reiner

Mr. Russell serves as our non-executive chairman of the Board and as chairman of the Nominating and Corporate Governance Committee of the Board. Mr. Russell also serves on the board of directors at Accesso Technology Group PLC (OTCMKTS:LOQPF).
Mr. Russell previously served in a variety of roles in both public and private technology company boards and previously served on the boards of SABA Software, Inc. (from January 2010 to March 2015), webMethods and Cognos. Mr. Russell held a number of senior-level roles in his more than 20 years at Hewlett-Packard, including Vice President and General Manager of the multi-billion-dollar Enterprise Systems Group. Mr. Russell holds a Bachelor of Science in Computer Science from Edinburgh University and has completed several executive development programs from institutions including Harvard Business School and INSEAD.
Mr. Russell is a National Association of Corporate Directors (NACD) Board Leadership Fellow, demonstrating his commitment to the highest standards of boardroom excellence. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence, and leading boardroom practices. As a result of leading Hewlett-Packard’s substantial software business, Mr. Russell has broad knowledge of large-scale software operations, including sales, marketing, development, finance, strategic planning and leadership.

William Russell

Mr. Williams serves as the chairman of the Audit Committee of the Board. Mr. Williams has also served on the board of directors and as chairman of the audit committee of ChannelAdvisor Corporation (NYSE: ECOM) since 2012. He also serves on the board of directors of PointclickCare Corp., a privately held company.
Mr. Williams previously served on the board of directors and as chairman of the audit committee of Halogen Software, Inc. (TSE: HGN) (April 2011 to May 2017). Mr. Williams served as Senior Vice President and Chief Financial Officer of Blackbaud, Inc. (NASD: BLKB), a provider of software and services to non-profit organizations, from January 2001 until his retirement in November 2011. Mr. Williams previously served as Executive Vice President and Chief Financial Officer of both Mynd Corporation (now a subsidiary of Computer Sciences Corporation), and Holiday Inn Worldwide, a subsidiary of Bass PLC. Mr. Williams holds a Bachelor of Arts in business from the University of Northern Iowa.
Mr. Williams has extensive financial, business, management and public software company expertise. Through his experience as a chief financial officer, including with three other software and services firms, Mr. Williams’ brings to the Board extensive knowledge of accounting, risk management, general management of software companies, and public company reporting requirements and processes.

Timothy V. Williams

Mrs. Woestemeyer co-founded the Company in 1985 with her husband, Ronald F. Woestemeyer. She has served as a director of the Company since 1985.
Mrs. Woestemeyer was previously the Chief Financial Officer of Metro Networks, a broadcasting company, from 1983 to 1985 and held various financial roles with Continental Airlines and its predecessor, Texas International Airlines, prior to 1983. Mrs. Woestemeyer holds a Bachelor of Business Administration and a Master of Business Administration from the University of Houston.
As co-founder of the Company, Mrs. Woestemeyer brings continuity and history of current and past management and direct relevant industry experience. Mrs. Woestemeyer also has familiarity with all of the Company’s key operations as a result of serving as a director since the Company's founding. Mrs. Woestemeyer also has experience as our Chief Financial Officer for many years and related operational expertise.

Mariette M. Woestemeyer

Mr. Woestemeyer co-founded the Company in 1985 with his wife, Mariette Woestemeyer. He has served as a director of the Company since 1985. Mr. Woestemeyer has notified the Board that he will be retiring from the Board as of the Annual Meeting.

Mr. Woestemeyer previously served as our Executive Vice President, Strategic Business Planning from 1997 until his retirement in July 2015. From 1985 to 1997, Mr. Woestemeyer served as our Chief Executive Officer. Prior to founding the Company, Mr. Woestemeyer spent 14 years at Texas International Airlines in various management and executive positions with responsibility over sales and marketing. Mr. Woestemeyer holds a Bachelor of Business Administration degree from the University of Houston.

Mr. Woestemeyer brings continuity and direct relevant industry experience to the Board as well as his unique familiarity with the business, structure, culture, history and deep knowledge of our markets.

Ronald F. Woestemeyer

Mr. Dominguez has been nominated by the Board to stand for election at the Annual Meeting as a Class III director to serve a two-year term until the 2022 Meeting.

Mr. Dominguez has served as the president of Sprinklr, Inc., a privately held SaaS company, since 2015. He serves on the board of directors of The Hartford Financial Services Group, Inc. (NYSE: HIG) and serves on the Compensation & Management Development, Nominating & Corporate Governance committees of the Hartford's board. He also served on the board of directors of Medidata Solutions, Inc. (NASD: MDSO) from 2009 until its acquisition by Dassault Systemes in 2019. From 1992 to 2015, Mr. Dominguez held a variety of roles at Cisco Systems, Inc., including SVP, Worldwide Service Provider Operations (2004 to 2008) and SVP, Office of the Chairman and CEO (2008 to 2015).

Mr. Dominguez has extensive business and leadership experience in technology and software companies, including experience in sales, marketing, strategy, governance, compensation planning and mergers and acquisitions.

Carlos Dominguez

The following table provides a summary view of the experience, expertise and other attributes of our directors and director nominees:

Board Experience, Expertise or Attribute	Penelope Herscher	Greg B. Petersen	Leslie Rechan	Andres D. Reiner	William Russell	Timothy V. Williams	Mariette M. Woestemeyer	Ronald F. Woestemeyer	Carlos Dominguez
		(Nominee)				(Nominee)	(Nominee)		(Nominee)
Accounting		x				x	x
Business Operations	x	x	x	x	x	x	x	x	x
Finance		x	x	x		x	x
International	x		x	x	x		x	x	x
Leadership	x	x	x	x	x	x	x	x	x
M&A	x	x	x	x	x	x			x
Public Company/Governance	x	x	x	x	x	x			x
Risk Management	x	x	x			x			x
Sales & Marketing	x		x	x	x			x	x
Software Industry	x	x	x	x	x	x	x	x	x
Travel Industry		x	x	x			x	x
Cloud Software	x	x	x	x	x	x			x

Director Continuing Education

Our directors regularly attend continuing education events related to board governance best practices, including conferences and webinars provided by the NYSE, NACD and Equilar, among others. For example, many of our independent directors have attended the NACD Global Board Leaders' Summit in recent years. Mr. Russell, our Non-Executive Chairman, has been recognized as an NACD Board Leadership Fellow, the highest credential for corporate directors offered by the NACD.

DIRECTOR COMPENSATION

The CLD Committee periodically reviews non-employee director compensation taking into account various factors, including director responsibilities, peer group data and market practices. In the fall of 2018, F.W. Cook provided an independent analysis, including peer group data, which was taken into consideration by the CLD Committee. For 2019, the CLD Committee approved a compensation structure for non-employee directors consisting of an equity award, annual cash retainer, and for certain positions, a supplemental cash retainer(s). All cash retainers are paid on a quarterly basis. In 2019, each non-employee member of our Board received 6,640 RSUs, 75% of which vested in full on January 15, 2020, and the remainder vest in full on the date of the Annual Meeting. Each non-employee member of our Board received an annual cash retainer of $35,000 in 2019. The non-executive chairman of our Board received a supplemental retainer of $60,000 in 2019. In addition, each non-employee director serving as a chair or member of a standing committee of our Board received the following supplemental cash retainer(s):

Committee Role	Audit Committee	CLD Committee	NCG Committee
Member	$15,000	$15,000	$7,500
Chair	$30,000	$20,000	$10,000

We also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with (i) their attendance at our Board, committee meetings, and other Company meetings, and (ii) director continuing education programs, including participation in the National Association of Corporate Directors (NACD), of which the Company is a member.

2019 Director Compensation Table

The following table sets forth the compensation paid to our non-employee directors for service on our Board during 2019. Compensation for Andres D. Reiner our President and Chief Executive Officer is set forth in the "Summary Compensation" table on page 37 of this Proxy Statement. Mr. Reiner does not receive any compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($) (1)	Total ($)
Penelope Herscher	$57,500	$219,452	$276,952
Greg B. Petersen	$70,000	$219,452	$289,452
Leslie Rechan	$57,500	$219,452	$276,952
William Russell	$120,000	$219,452	$339,452
Timothy V. Williams	$72,500	$219,452	$291,952
Mariette M. Woestemeyer	$35,000	$219,452	$254,452
Ronald F. Woestemeyer	$35,000	$219,452	$254,452

(1)
Represents the aggregate grant date fair value of equity awards granted in 2019 calculated in accordance with GAAP. For additional information about valuation assumptions for equity awards, refer to Note 14 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. The January 15, 2019 grant of RSUs awarded to all non-employee directors had two vesting dates: 75% vested in full on January 15, 2020, and the remainder vests in full on the date of the Annual Meeting, and had a grant date fair value of $219.452.

The following table presents the aggregate number of outstanding RSUs held by our non-employee directors as of December 31, 2019:

Name	Restricted Stock Units (#) (1)
Penelope Herscher	6,640
Greg B. Petersen	6,640
Leslie Rechan	6,640
William Russell	6,640
Timothy V. Williams	6,640
Mariette M. Woestemeyer	6,640
Ronald F. Woestemeyer	6,640

(1)
Represents RSUs granted on January 15, 2019, 75% of which vested in full on January 15, 2020 and the remainder vest in full on the date of the Annual Meeting, under the 2019 director compensation policy, for all non-employee directors. Each RSU represents the contingent right to receive one share of Common Stock.

PROPOSAL ONE
ELECTION OF DIRECTORS
What am I voting on?
Stockholders are being asked to elect three Class I director nominees to the Board for a three-year term and one Class III director nominee to the Board for a two-year term.
Voting Recommendation:
The Board recommends voting “FOR” the election of each of the three Class I and one Class III director nominees.
Four (4) directors are to be elected at the Annual Meeting. Our Board, upon the recommendation of the NCG Committee, has nominated Greg B. Petersen, Timothy V. Williams, and Mariette M. Woestemeyer as Class I directors, each to hold office until the 2023 Annual Meeting and until their successor has been duly elected and qualified or until the earlier of their death, resignation or removal. The Board, upon the recommendation of the NCG Committee
The Board is also composed of three Class II directors, whose terms expire upon the election and qualification of directors at the annual meeting of our stockholders to be held in 2021, and two Class III directors, whose terms expire upon the election and qualification of directors at the 2022 Annual Meeting. Mr. Ronald F. Woestemeyer, a Class III director, has informed the Board of his intention to resign from the Board effective as of the Annual Meeting. The Board has nominated Mr. Carlos Dominguez to serve as a Class III director. If elected, Mr. Dominguez will serve a two-year term until the 2022 Annual Meeting.
The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above.
Vote Required
In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
Directors are elected by a plurality vote of the votes cast by holders of our Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the two nominees who receive the highest number of properly executed “FOR” votes from the holders of Common Stock will be elected as directors.
The number of “withhold” votes with respect to a nominee will affect whether our Director Resignation Policy will apply to that individual. In accordance with our Director Resignation Policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation following certification of the stockholder vote. Our Nominating and Corporate Governance Committee of our Board would then consider whether to accept the resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer. For more information about this policy, see “Corporate Governance - Director Resignation Policy.”
The NYSE broker discretionary rules prohibit banks, brokers and other intermediaries from voting shares held in their clients’ accounts on elections of directors unless the client has provided voting instructions. Therefore, if you hold your shares in street name, it is important that you cast your vote if you want it to count in the election of directors.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE THREE CLASS I AND ONE CLASS III DIRECTOR NOMINEES.

EXECUTIVE OFFICERS

The following table sets forth the executive officers and key employees of the Company, their ages (immediately prior to the Annual Meeting), and the positions currently held by each such person with the Company:

Name	Age	Position
Named Executive Officers:
Andres D. Reiner	49	Chief Executive Officer, President and Director
Stefan B. Schulz	53	Executive Vice President and Chief Financial Officer
John C. P. Allessio	56	Executive Vice President and Chief Customer Officer
Thomas F. Dziersk	57	Executive Vice President, Worldwide Sales
Roberto Reiner	58	Executive Vice President and Chief Technology Officer
Other Significant Employees:
Nikki Brewer	39	Chief People Officer
Scott Cook	52	Chief Accounting Officer
Celia Fleischaker	50	Chief Marketing Officer
Damian Olthoff	45	General Counsel and Secretary
Benson Yuen	59	President, Travel
Craig Zawada	49	Chief Innovation Officer

Mr. A. Reiner serves as a director and as our President and Chief Executive Officer.
Mr. A. Reiner joined the Company in 1999. He has served as President and Chief Executive Officer since November 2010. From 1999 to 2010, Mr. A. Reiner held a series of positions with successively increasing responsibility, including Senior Vice President of Product Development and Executive Vice President of Product and Marketing. Prior to becoming our President and Chief Executive Officer, he was responsible for global marketing and alliances, product management, science research, and development of our next generation software products. Mr. A. Reiner was also instrumental in our European growth, the expansion of the Company’s sales and marketing efforts worldwide, and our transition to a cloud business. Prior to joining PROS, Mr. A. Reiner held technical and management positions in technology companies including Platinum Technology, ADAC Healthcare Information Systems, and Kinesix.
Mr. A. Reiner holds a Bachelor of Science in Computer Science with a minor in Mathematics from the University of Houston.

Andres D. Reiner

Mr. Schulz serves as our Executive Vice President and Chief Financial Officer.
Mr. Schulz joined the Company and assumed his current position in March 2015. Prior to joining the Company, Mr. Schulz served as Chief Financial Officer for Digital River, Inc., a global provider of cloud-based commerce, payments and marketing services, from July 2011 to February 2015. Mr. Schulz also previously served in various roles, including as Senior Vice President, Chief Financial Officer and Chief Accounting Officer, with Lawson Software, an enterprise resource planning software company, from October 2005 to July 2011; in various finance and accounting roles at BMC Software, from 1993 to 2005, including as Vice President and Corporate Controller; and as an Audit Manager in the Enterprise Group with Arthur Andersen LLP. Mr. Schulz was instrumental in our transition to a cloud business.
Mr. Schulz holds a B.B.A. in Accounting from Lamar University.

Stefan B. Schulz

Mr. Allessio serves as our Executive Vice President and Chief Customer Officer.
Mr. Allessio joined the Company in October 2019 as Chief Customer Officer and was appointed Executive Vice President in November 2019. Prior to joining the Company, Mr. Allessio served as Senior Vice President and General Manager, Global Services, at Red Hat, Inc. from 2014 to 2019. From 1987 to 2014, Mr. Allessio held a number of positions with IBM, including as Vice President, Global Client Success and Engagements - Industry Cloud Solutions.
Mr. Allessio holds a B.S. in Computer Science from Wayne State University and a M.B.A. from the University of Michigan.

John C.P. Allessio

Mr. Dziersk serves as our Executive Vice President, Worldwide Sales.
Mr. Dziersk joined the Company and assumed his current position in October 2017. Prior to joining the Company, Mr. Dziersk served as President for NICE Americas, a provider of enterprise software solutions that empower organizations to make smarter decisions based on advanced analytics, from April 2014 to January 2017. Prior to joining NICE, Mr. Dziersk spent eight years with JDA Software Group, Inc. a supply chain software provider, where he served three years as Executive Vice President, Worldwide Sales and five years as Marketing and Senior Vice President Americas.
Mr. Dziersk holds a B.A. in Economics from the University of Michigan.

Thomas F. Dziersk

Mr. R. Reiner serves as our Executive Vice President and Chief Technology Officer.
Mr. R. Reiner joined the Company as Chief Technology Officer in 2016. He was appointed Executive Vice President in November 2019. Prior to joining the Company, Mr. R. Reiner co-founded and served as Chief Technology Officer for ITinvolve from 2011 to 2015. During his extensive software career, Mr. R. Reiner also has served in various technology leadership roles at leading software companies, Attachmate and BMC Software.
Mr. R. Reiner holds a B.S. in Computer Science from the University of Houston.

Roberto Reiner

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the executive compensation program for our NEOs. We also explain how our CLD Committee determined the pay of our NEOs and its rationale for specific decisions in 2019. Our NEOs for 2019 were:

Andres D. Reiner	Chief Executive Officer, President and Director
Stefan B. Schulz	Executive Vice President and Chief Financial Officer
John C. P. Allessio	Executive Vice President and Chief Customer Officer
Thomas F. Dziersk	Executive Vice President, Worldwide Sales
Roberto Reiner	Executive Vice President and Chief Technology Officer

2019 Business Highlights

PROS AI solutions power companies to compete and win in today’s digital economy, driving tangible results for customers across numerous industries. With an over $30 billion total addressable market (TAM), the Company’s strategy is focused on market penetration and delivering value to shareholders through strong top line growth of a sustainable cloud business. In 2019 we executed successfully against this strategy, growing subscription revenue 48% and total revenue 27%, and driving 91% total shareholder return for the year.

•
Delivered strong growth and rapid transformation of our business to the cloud. Our results reflected further success in executing on our cloud transition, with year-over-year growth of 48% in subscription revenue, and 25% in Recurring Revenue, while also improving Recurring Revenue Gross Margin by 2% to 76%. Our total revenue growth in 2019 was well above median for our peer group.

•
In connection with our accelerated cloud transformation and strong business performance our stock price outperformed external benchmarks in 2019. Shareholders benefited from a 91% increase in our share price in 2019 and a 41% CAGR in our share price during 2017-2019. This performance has far outpaced our external benchmarks, including the S&P 500, Nasdaq, the Russell 2000 index, and our PROS stated peers used for executive compensation benchmarking.

PROS Stock Price +91% in 2019
41% CAGR during 2017-2019
$70
$60
$50
$40
$30
$20
$10
$-
41% CAGR from 2017-2019
+91% in 2019
Dec-16
Feb-17
Apr-17
Jun-17
Aug-17
Oct-17
Dec-17
Feb-18
Apr-18
Jun-18
Aug-18
Oct-18
Dec-18
Feb-19
Apr-19
Jun-19
Aug-19
Oct-19
Dec-19
PROS

PROS Stock Price Outpaced our External Benchmarks in 2019 and Since 2017
(PROS TSR vs. S&P 500, Russell 2000 Index, Nasdaq, & PROS Stated Peers)
250%
200%
150%
100%
50%
0%
-50%
PROS %
S&P 500 %
Russell 2000 %
Nasdaq 100 %
Peer Composite %
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19

Peer Comparison - 1 Year TSR
(2019 TSR for PROS vs. PROS Peer Group)
140%
120%
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
133%
101%
91%
80%
64%
50%
47%
38%
35%
29%
17%
16%
12%
1%
-8%
-52%
Coupa Software
Paylocity Holding
PROS
Rapid7
Q2 Holdings
Five9
Aspen Tech
Everbridge
SPS Commerce
Instructure
Workiva
Cornerstone
Bottomline Tech
8x8
Quotient Tech
Benefitfocus

Say-on-Pay Vote.

Each year, our CLD Committee takes into account the result of the say-on-pay vote cast by our stockholders. At our 2019 Annual Meeting of Stockholders, our stockholders had the opportunity to provide an advisory vote on the compensation paid to our NEOs, or a “say-on-pay” vote. More than 64% of the total votes cast were voted in favor of our say-on-pay proposal in 2019, following more than 87% support in the 2018 stockholder vote. While say-on-pay is a key indicator of stockholder sentiment, we also keep an open dialogue with our institutional investors and stockholders throughout the year. We reach out to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders, including executive compensation. We actively engaged with the stockholders that represent a significant majority of our shares outstanding in both 2018, before 2019 executive compensation decisions, and again in 2019, after the May 2019 stockholder vote and before 2020 executive compensation decisions. In 2019, this included the Company’s management team and the CLD Committee Chairman reaching out to stockholders that represent 78% of our shares outstanding and having 23 active discussions with 70% of our shares outstanding. As a result of this ongoing outreach, the CLD Committee further reevaluated our executive compensation program and made several changes to our pay program for 2019. The following table summarizes our stockholders’ feedback and the CLD Committee’s resulting decisions:

What We Heard		What We Did
✓	A focus on CEO pay level.	✓	Reviewed and updated our peer group prior to January 2019 executive compensation decisions to ensure an accurate size-appropriate comparison of peer executive compensation practices and pay levels.
		✓	Eliminated one outlier from 2019 for our 2020 peer group that may appear aspirational.
✓
Set CEO 2019 target compensation near the expected median of our updated peer group. CEO 2019 actual total compensation as reported in the Summary Compensation table is 6% lower than in 2018, despite a higher bonus payout for 2019 than for 2018 due to our accelerated outperformance in 2019.

		✓	Continued to set majority of pay based on performance through our bonus plan and equity grants tied to our operational performance.
✓
Continued to set aggressive goals for cash incentive attainment at the beginning of each year tied to our strategic plan. For example, in 2019, our primary growth-oriented performance metric was Total Revenue, and this goal required 19% annual growth to earn a target award vs. the median annual 18% top line growth forecasts of our peers for their fiscal 2019.

✓	Strong support for linking performance-based equity to internal operating measures.	✓
Revised the structure of our performance-based equity grants from TSR performance relative to the Russell 2000 Index for 2018 awards to performance against preset internal operating measures that reflect the success of our cloud transition and align with shareholder interests for 2019 awards.

✓	Desire for our performance-based goals to be tied to a successful cloud transition and business performance.	✓
Eliminated Free Cash Flow from the success measures associated with annual bonus attainment. In 2019, this was replaced with Recurring Revenue Gross Margin to ensure focus on the primary measure of health and sustainability of our cloud business.

✓
Eliminated ARR, leaving total revenue as the primary success measure of top line growth associated with bonus attainment. In 2019 and again in 2020, bonus attainment will in part be based on aggressive annual Total Revenue growth targets.

		✓	Changed our performance-based equity compensation to incentivize growth in Total Recurring Revenue, our primary measure of growth for our cloud business.

•
Continued emphasis on pay-for-performance. In 2019, our CLD Committee again sought to motivate our NEOs through predominantly “performance-based” cash and equity awards. The majority of our CEO’s 2019 target total compensation was directly performance-based, including annual cash incentives tied to pre-established performance targets and PRSU equity awards where attainment varies based on performance against certain long-term Company performance goals. PRSU attainment is formulaic and measured over multiple years against unchanged goals. Including RSU equity awards, which increase or decrease in value based on share price movement, >90% of our CEO’s 2019 total target compensation is considered at risk.

Target equity compensation for RSUs and PRSUs represents total target equity compensation determined by the CLD Committee divided by the closing price of the Company's Common Stock reported by the NYSE on the grant date, and the accounting grant date fair value included in the "Grants of Plan-Based Awards" table.

•
Set aggressive, performance-based and formulaic goals based on predefined targets with no discretion. Performance goals that determine annual cash incentive attainment were set aggressively in 2019, with above median performance expectations compared to our peer group. Our growth-oriented performance measure was Total Revenue. The minimum threshold for any incentive payment required 14% Total Revenue growth over 2018, and the target level award required 19% Total Revenue growth over 2018. This was higher than the annual 18% median revenue growth forecasts disclosed by our peers at the beginning of their fiscal 2019.

PROS Sets Aggressive Growth Targets for Cash Incentive Attainment

(PROS 2019 Total Revenue Growth Target vs. Peers)

% Year over Year Growth
30%
25%
20%
15%
10%
5%
0%
18%
19%
27%
Median Fiscal 2019 Revenue Growth Forecasts of Current Peers
PROS 2019 Target Revenue Growth for 100% Bonus Attainment
PROS 2019 Revenue Growth Achieved

Key Pay Practices

✓	Emphasize pay-for-performance where compensation is contingent upon the performance of our business, our stock price and individual performance	✗	No hedging or pledging of Company stock, including short sales
✓	Utilize performance-based pay through equity and cash incentive awards that require achievement of pre-established goals with no discretion	✗	No excessive perquisites
✓	Maintain “double trigger” change in control agreements	✗	No pensions
✓	Maintain a clawback policy	✗	No discount from fair market value in setting exercise price of stock options and stock appreciation rights
✓	CLD Committee oversees risks associated with compensation policies and practices	✗	No repricing underwater stock options or stock appreciation rights without stockholder approval
✓	CLD Committee retains an independent compensation consultant	✗	No equity vesting within less than one year after grant, except for up to 5% of the authorized shares
✓	Expect our CEO to hold stock equal to six times his base salary
✓	Expect each other NEO to hold stock equal to two times their base salary

Our Compensation Philosophy

Our executive compensation program is designed to provide competitive pay enabling the Company to attract and retain high-caliber talent, to link executive pay to the Company’s performance, and to align the interests of our executives with those of our shareholders.

Objective	Rationale
Competitive pay
Enable the Company to attract and retain high-caliber talent by setting compensation competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent. The Company does not target a specific percentile and reviews market data to check that compensation is generally in a market range and reflects the individual’s experience, performance, and contribution.

Pay for performance
Provide a compensation package that is weighted heavily towards performance-based pay to motivate high performance among our NEOs, with compensation levels reflecting the achievement of short- and long-term performance objectives

Align the interests of our executives with those of our stockholders	Directly link rewards to the achievement of measurable financial objectives that build long-term stockholder value

2019 Compensation Highlights

In order to promote retention and properly incentivize our NEOs, the CLD Committee focused on an executive compensation program that was both market competitive and aligned with market best practices:

•
CEO target pay was set conservatively, increasing just 6% for 2019, near peer median pay levels despite the Company’s strong financial performance and total shareholder return in 2018. Despite the Company's continued success in growing its cloud-based recurring revenue business and 91% shareholder return in 2019, our CEO’s base salary and target cash incentive remained unchanged in 2019 from 2018. His target equity compensation[1] increased to $4.65 million in 2019 from $4.3 million in 2018 to reflect this performance. Our CEO’s total target pay, including base salary and target cash incentive and the target value of long-term equity compensation, was set near the expected median of our 2019 peer group, and this expected median was later confirmed to be an accurate forecast.

(1)
Target equity compensation for RSUs and MSUs represents total target equity compensation determined by the CLD Committee divided by the closing price of the Company's Common Stock reported by the NYSE on the grant date, and differs from the accounting grant date fair value included in the "Grants of Plan-Based Awards" table.

2019 NEO Compensation Decision

Our CLD Committee chose to make the changes set forth below to our NEOs’ compensation for 2019 after reviewing each leader’s tenure and salary history with us, the Company’s and each leader’s prior year performance, the compensation practices from our updated peer group, each leader’s compensation relative to our updated peer group, and feedback from stockholder engagement throughout each prior year. As the Company continues to grow aggressively, and the peers we use to compare executive compensation continue to grow, the CLD Committee is focused on ensuring we keep compensation market relevant for our strong performing executive team.

Andres Reiner, President and Chief Executive Officer

Mr. A. Reiner joined the Company in 1999 and has served as our President and Chief Executive Officer since 2010. Mr. A. Reiner again successfully steered the Company through an accelerated transition to the cloud in 2019.
Despite the Company’s strong financial performance and stockholder return in 2018, CEO target pay was set conservatively for 2019, increasing just 6% and sitting near peer median pay levels. Base salary and target annual cash incentive were unchanged from 2018, the fourth year in a row with no target cash compensation change, and long-term equity compensation increased 8% in line with market compensation practice of our peer group and to recognize the Company’s strong performance.

Stefan Schulz, Executive Vice President and Chief Financial Officer

Mr. Schulz joined the Company in March 2015 as Executive Vice President and Chief Financial Officer. Mr. Schulz's leadership has been integral to the Company’s cloud transition and corresponding shift to a cloud-based financial model.

For 2019, the CLD Committee increased Mr. Schulz’s base salary and target annual cash incentive by 3%, and his target long-term equity by 11% from 2018 in recognition of his impact on the Company’s successful operational and financial progress on our cloud transition, and the resulting growth in stockholder return in 2019.

John C.P. Allessio, Executive Vice President and Chief Customer Officer

Mr. Allessio joined the Company in October 2019 as Chief Customer Officer, and the Board appointed him as an Executive Vice President in November 2019. Mr. Allessio is responsible for the Company’s Professional Services and Customer Success operations. Based on external market data and Mr. Allessio’s prior experience, the CLD committee reviewed and approved his base salary of $320,000, a target bonus of 65%, and initial RSU equity award of $2.0 million vesting over 4 years.

Thomas F. Dziersk, Executive Vice President, Worldwide Sales

Mr. Dziersk joined the Company in October 2017 as Executive Vice President, Worldwide Sales. Mr. Dziersk is responsible for the Company’s sales results across all geographies and business lines, as well as all sales enablement operations.
In 2019, the CLD Committee increased Mr. Dziersk’s base salary and target annual cash incentive by 2%, and maintained his target long-term equity compensation in recognition of strong top line and overall Company performance.

Roberto Reiner, Executive Vice President and Chief Technology Officer

Mr. R. Reiner joined the Company in January 2016 as Chief Technology Officer, and the Board appointed him as an Executive Vice President in November 2019. Mr. R. Reiner is responsible for the Company’s technology operations, including Product Management, Product Development, Science & Research, Cloud Operations and Technical Support. There was no change in compensation levels at the time of his appointment as an Executive Vice President. Prior to his appointment as an Executive Vice President, Mr. R. Reiner’s cash compensation was regularly benchmarked against external market data and reviewed by the CLD Committee, and his equity awards were granted by the CLD Committee. Upon his appointment as an Executive Vice President, no changes were made to his then current compensation, and his compensation and amended and restated employment agreement were approved by the CLD Committee.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company (Pay Ratio Disclosure). For 2019, the median annual total compensation of all employees of the Company and its subsidiaries other than our CEO, was $88,685. Our CEO's total annual compensation for 2019 for purposes of the Pay Ratio Disclosure was $6.33 million. The ratio of the total annual compensation of our CEO to the median of all other employees was 71:1. As SEC rules permit different methodologies, exemptions, estimates and assumptions for identifying the median employee and calculating pay ratio, our Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

We identified the median employee by examining the 2019 total cash compensation for all individuals, excluding our CEO, who were employed by us during the 2019 calendar year (whether employed on a full-time, part-time, or seasonal basis). For such employees, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2019.  We used the relevant exchange rate on December 31, 2019.  After identifying the median employee criteria, we calculated annual total compensation for such employee and compared it to the CEO’s total compensation as set forth in the 2019 Summary Compensation Table below.

Role of Our Compensation and Leadership Development Committee

The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our NEOs, as well as granting any share-based awards to our NEOs, lies with our CLD Committee, which consists entirely of non-employee directors. Our CLD Committee has taken the following steps to ensure that our executive compensation and benefit policies are consistent with both our compensation philosophy and our Corporate Governance Guidelines:

•
solicited recommendations from an independent executive compensation consultant to evaluate our executive compensation practices and assisted in developing and implementing the executive compensation programs;

•	established a practice, in accordance with the rules of the NYSE, of reviewing the performance and determining the compensation earned, paid or awarded to our Chief Executive Officer;

•
established a policy, in accordance with the rules of the NYSE, to review on an annual basis the performance of our other executive officers with assistance from our Chief Executive Officer and determined what we believe to be appropriate total compensation for these executive officers; and

•	our CLD Committee members attended continuing education related to compensation best practices provided by NYSE, NACD, and Equilar, among others.
Our CLD Committee considers a broad range of facts and circumstances in setting executive compensation. Among the factors considered for our executives generally in 2019, and for the NEOs in particular, are recommendations from the Committee's independent compensation advisor, Frederic W. Cook & Co. (FW Cook), advice from our Chief Executive Officer, general economic and market conditions, our financial condition and operating results, our operating plan, our geographic location and the objectives of our executive compensation policies described above. The weight given to each factor differs from year to year and may differ among individual NEOs in any given year.

Our CLD Committee establishes executive compensation programs that it believes, based on the members’ experience, is the most appropriate to achieve the goals described above. Our CLD Committee continues to evaluate our executive compensation programs on a quantitative and qualitative basis on at least a yearly basis or more frequently if circumstances dictate. Our CLD Committee expects to make new awards and adjustments to our executive compensation programs as appropriate.

Role of Management

During 2019, Mr. A. Reiner reviewed the performance and compensation of the NEOs, other than himself, and made recommendations as to their compensation to the CLD Committee. In making its decisions regarding executive compensation, the CLD Committee meets outside the presence of executive officers when making final decisions about each executive officer. The Chief Executive Officer is periodically present during portions of these deliberations that relate to the compensation for other executive officers but does not participate in discussions regarding his own pay. In addition, the CLD Committee has delegated to the Chief Executive Officer the authority to make share-based awards to employees who are not NEOs within certain limitations on aggregate grants and specific award terms.

Role of Our Independent Compensation Consultant

The CLD Committee retained FW Cook to advise the CLD Committee on executive compensation matters for 2019 due to the breadth and depth of FW Cook’s experience with executive compensation matters and their particular expertise in the software industry. During 2019, FW Cook advised the CLD Committee on a variety of subjects such as compensation plan design and trends, pay for performance analytics, benchmarking norms, executive compensation best practices, and other related matters. FW Cook reports directly to the Committee, participates in meetings as requested and communicates with the CLD Committee Chair between meetings as necessary. FW Cook has served as our independent compensation consultant since 2017.

Prior to engaging FW Cook, the CLD Committee reviewed FW Cook's qualifications, as well as their independence and any potential conflicts of interest. The CLD Committee has the sole authority to modify or approve the compensation for FW Cook, determine the nature and scope of their services, evaluate their performance, and terminate their engagement and hire replacement or additional consultants at any time. FW Cook did not perform any services for us in 2019 other than as serving as advisors to the CLD Committee.

Peer Group

To assist the CLD Committee in its deliberations on executive compensation, the Committee each year reviews our peer group with our compensation consultant for appropriateness based on a variety of factors including: similarities in market capitalization, revenue, relevant industries, the overlapping labor market for top management talent, our status as a publicly traded, U.S.-based firm, and various other characteristics. Additionally, starting in 2017 and continuing through 2019, the Committee specifically began to focus on reconsidering peers with a founder CEO because they tend not to be paid in a manner that reflects the external pay market.  As a result of this annual review, the Committee made the following changes to the peer group for purposes of informing executive compensation decisions:

2019 Peer Group (Count = 18)	2020 Peer Group (Count = 17)
8x8	8x8
Aspen Tech	Aspen Tech
Benefitfocus	Benefitfocus
Bottomline Tech	Bottomline Tech
Cornerstone	Cornerstone
Coupa Software	Coupa Software
Ellie Mae	Ellie Mae
Everbridge
Five9	Five9
Instructure
Monotype Imaging	Monotype Imaging
Paylocity	Paylocity
Q2 Holdings	Q2 Holdings
Quotient Tech	Quotient Tech
Rapid7
SPS Commerce	SPS Commerce
Workiva	Workiva
Included for 2019, Removed for 2020:
Callidus Software (acquired)
Imperva (acquired)
Model N (market cap below target range)
RingCentral (revenue multiple above target range)

With these changes, the CLD Committee examined the compensation practices of these companies, which we believe most closely approximate the size, revenue (within 2.5 multiple of PROS revenue), scope and complexity of our business. The 2019 peer group was set in late 2018 and referenced for setting target compensation levels for NEOs for 2019 and for the hiring of Mr. Allessio, our Executive Vice President and Chief Customer Officer. The 2020 peer group was established in late 2019 and referenced for setting target compensation levels for NEOs for 2020. We believe that all companies in the 2020 peer group are in a comparable and appropriate size range and their inclusion is consistent with widely accepted peer group development best practices.  The 2020 peer group has 2019 revenues ranging from 0.8x to 2.4x of our total revenue, and market capitalizations at the time the peer group was constructed ranging from 0.3x to 3.2x of our market capitalization.  At the time the peer group was developed (August 2019), our total revenue was slightly below the peer median but is balanced by our market capitalization, which was slightly above the peer median.

FW Cook prepared a compensation analysis using data gathered from publicly available information for this peer group. The CLD Committee used this data to compare the compensation of our NEOs to similarly positioned persons within the peer group and to determine the relative compensation for each NEO position, based on direct, quantitative comparisons of pay levels.

Components of Executive Compensation

Base Salaries

We use base salaries primarily to compensate and retain our NEOs for their services. Base salaries for our NEOs are reviewed on an annual basis and represent the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the CLD Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer groups, our business strategy, our performance goals and certain individual factors, such as position, salary history, individual performance and contribution, length of service with the Company and placement within the general base salary range offered to our NEOs.

Executive compensation activities in 2019. Based on the criteria above, the CLD Committee approved no increase for Mr. A. Reiner, increases of 3% to Mr. Schulz, 2% to Mr. Dziersk, and 4% to Mr. R. Reiner, and an on hire salary decision placing Mr. Allessio within the competitive range for his role relative to our peer group.

Cash Incentives

For 2019, we utilized a cash incentive plan for our NEOs under which cash incentive payments could be made after the end of the year based on our performance against our corporate objectives for the year. This program is intended to reward our NEOs upon the achievement of financial performance goals. Each component of the cash incentive plan had minimum threshold, target, and maximum levels and operated independent of the other components in that the target incentive payment amount for each component was payable if we hit our target level for that component. Actual results between the minimum threshold, target and the maximum goal levels are interpolated. We use our cash incentive plan to align our NEOs' performance with our financial results and to motivate our NEOs to successfully implement our cloud strategy and execute our corresponding financial plan by achieving annual goals that were set at the beginning of the year and remained unchanged through the end of the year.

Executive compensation activities in 2019. Our CLD Committee approved our 2019 Named Executive Officers Incentive Plan (2019 NEO Plan) for each of our NEOs in January 2019, and many of the changes reflected in the 2019 NEO Plan were in response to feedback received after the 2018 say-on-pay vote. The 2019 NEO Plan eliminated the Annual Recurring Revenue and Free Cash Flow elements from the 2018 Named Executive Officers Incentive Plan, and added Recurring Revenue Gross Margin as a new metric for 2019. We believe Total Revenue is an increasingly valuable indication of growth for the Company, and that Recurring Revenue Gross Margin is the best indicator to measure the health and sustainability of our cloud business. The 2019 NEO Plan also eliminated the quarterly component and utilizes only annual performance periods for all measures in order to eliminate stockholder confusion on how our quarterly goals are defined. The weighting of the 2019 NEO Plan components is set forth in the following table:

Component	Weighting
Total Revenue	60%
Recurring Revenue Gross Margin	40%
Payouts under the 2019 NEO Plan were based on Company performance compared to aggressive goals set for each component’s target. The CLD Committee reviewed the target setting practices of our peers before approving the Company’s goals at the beginning of the year. Our primary growth-oriented performance metric is Total Revenue, and the Total Revenue performance goal required 19% growth at target for 2019, which is more aggressive than the 18% median top line trailing 12 month growth of our peer companies. The CLD Committee authorized payments for attainment under the 2019 NEO Plan to be made in February 2020 after audited results were determined for 2019. The minimum threshold, target, and maximum goals for each component are set forth in the following table:

	Goals ($M)			Performance Achieved
Component	Threshold	Target	Maximum
Total Revenue	225.0	234.4	240.2	250.3
Recurring Revenue Gross Margin	70.0%	72.0%	74.0%	76%
For 2019, the CLD Committee decided upon the target total cash compensation (base salary plus target cash incentives) for Messrs. A. Reiner, Schulz, Allessio, Dziersk and R. Reiner based on each individual’s compensation history, recent individual performance and contribution, as well as the competitive landscape including the compensation practices of the companies in our selected peer groups, our business strategy, and placement within the peer group compensation range for each position.

The CLD Committee set the 2019 incentive pay as a percentage of the annual base salary of each of Messrs. A. Reiner, Schulz, Allessio, Dziersk and R. Reiner based on achievement of the goals for each component above. 2019 incentive pay as a percentage remained unchanged from 2018 for Messrs. A. Reiner, Schulz, and Dziersk. These 2019 incentive pay targets are set forth in the following table:

Named Executive Officer	Threshold	Target	Maximum
Andres D. Reiner	55%	110%	220%
Stefan B. Schulz	40%	80%	160%
John C. P. Allessio(1) (2)	32.5%	65%	122%
Thomas F. Dziersk	50%	100%	200%
Roberto Reiner(1)	35%	70%	132%

(1)
Messrs. Allessio and R. Reiner became executive officers near the end of 2019. The incentive plan they participated in for 2019 was weighted 15% for individual performance as recommended by the CEO and approved by the CLD Committee, and 85% for the Company achievement against Total Revenue & Recurring Revenue Gross Margin targets. For the purposes of “Target Maximum” a maximum payout for the individual performance of 120% was assumed.

(2)	Mr. Allessio's actual payout for 2019 was prorated based upon his start date of 10/22/2019.

The actual payout for 2019 performance as a percentage of the base salary of each NEO reflects actual performance against the performance schedule described above, and are set forth in the following table:

Named Executive Officer	Actual Payout
	As a % of Base	As a % of Target
Andres D. Reiner	220%	200%
Stefan B. Schulz	160%	200%
John C. P. Allessio	112%	188%
Thomas F. Dziersk	200%	200%
Roberto Reiner	132%	188%

NEO bonuses for Messrs. A. Reiner, Schulz and Dziersk in 2019 included no adjustment outside of the formulaic outcome driven by performance versus the goals that were set at the start of the year. As noted above, bonuses for 2019 for Messrs. Allessio and R. Reiner included an individual discretionary component (15% of their 2019 bonus target) recommended by the CEO and approved by the CLD Committee. Mr. Allessio’s individual component was paid out at 100%, and Mr. R. Reiner’s individual component was paid out at 120% based on 2019 individual performance. We believe that the 2019 goals were aggressive based on performance benchmarking of the growth rates compared to our 2019 peer group and this is supported by the strong stock price performance that accompanied the maximum payout, which contributed to our 91% stock price increase in 2019.

Equity Awards

The CLD Committee believes that equity compensation plans are an essential tool to link the long-term interests of stockholders and employees, especially the NEOs, and serve to motivate NEOs to make decisions that will, in the long run, deliver the best returns to stockholders.

Executive compensation activities in 2019. In 2019, the CLD Committee reviewed the equity mix for our NEOs and believed it was in our best interests to continue to grant equity awards in an equal 50/50 mix of performance-based equity and RSUs to Mr. Reiner, and 60% RSUs and 40% performance-based equity for Messrs. Schulz and Dziersk to align with our peer group compensation practices.  See 2019 award detail included in the "Grants of Plan-Based Awards" table.

RSUs granted in 2019 to our NEOs vest in four equal annual installments on January 15th of each year. After considering feedback from stockholders, the CLD Committee decided to move from TSR-linked MSUs in 2018 to PRSUs in 2019, which are tied to achievement of long-term internal performance metrics. The PRSUs awarded in 2019 (2019 PRSUs), are payable in shares of our Common Stock, and vest at up to 200% of the grant amount on the third anniversary of the grant based upon achievement of certain internal performance metrics set by the CLD Committee over a two-year performance period beginning January 2019.

The CLD Committee determines the size of awards following review of competitive market data from our peer group, as well as subjective factors such as relative job scope, individual performance, tenure and experience, expected future contributions to the growth and development of the Company, Company performance, historical equity compensation awarded to a NEO, and the unvested equity position held by each NEO. These factors are reflected in the PRSU and RSU grants made in January 2019 to Messrs. Reiner, Schulz and Dziersk.

PRSUs are subject to both a performance condition and a time-based vesting condition. The number of PRSUs which may be earned is based on achievement by the Company against total recurring revenue goals. These goals are long-term in nature, set based on targets that factor in at least two years of financial performance where each year drives cumulative impact to achievement of the goal. If we achieve the target performance level, the percentage at which the 2019 PRSUs convert into earned RSUs will be 100%. If we fail to achieve the performance level at target, the percentage at which the 2019 PRSUs convert into earned RSUs will be reduced from 100%, through linear interpolation between 50% threshold and 100% achievement, with a minimum percentage of 0% for performance below threshold. If we perform above the target performance level, the percentage at which the 2020 PRSUs convert to earned RSUs will be increased from 100%, through linear interpolation, with a maximum percentage of 200% for performance above maximum performance levels. Once earned based on achievement against the performance targets, the earned RSUs are further subject to one additional year of time-based vesting for a total of three years from the initial grant date.

Stock price PRSUs are performance vested restricted stock units which vest upon achievement of certain performance metrics, which were granted on a one-time basis in 2016 with price contingencies that were materially higher than stock price at the time (Stock Price PRSUs). Stock Price PRSUs vest if the average trailing closing price of the Company's Common Stock meets certain minimum stock price growth hurdles. The actual number of shares of our Common Stock issuable under the Stock Price PRSUs is based on our average per share closing price for at least 105 calendar days prior to September 9, 2020, with 25% vesting at $27, an additional 25% vesting at $33, and the remaining 50% vested at $41. The Stock Price PRSUs were partially earned in 2017 and 2018 based on achieving the first two of three stock price growth goals, with the remaining Stock Price PRSUs earned in 2019 upon achieving the final stock price growth goal. The following table shows the number of Stock Price PRSUs earned during 2017 through 2019:

Named Executive Officer	Stock Price PRSUs per Price Hurdle
	Earned in 2017	Earned in 2018	Earned in 2019
Andres D. Reiner	50,000	50,000	100,000
Stefan B. Schulz	15,000	15,000	30,000
John C. P. Allessio	—	—	—
Thomas F. Dziersk	—	—	—
Roberto Reiner	12,500	12,500	25,000

Other Compensation

Our NEOs are eligible to participate in our health and welfare programs, 401(k) plan, Employee Stock Purchase Plan and other benefit programs on the same basis as other U.S. employees.

Severance Compensation and Termination Protection

We generally provide our NEOs with severance packages if they are terminated without cause (as defined in their employment agreements) or for good reason (as defined in their employment agreements) in order to attract and retain them. The amount of severance benefits is described below, and in more detail elsewhere in the section titled “Potential Payments Upon Termination or Change of Control”. The CLD Committee reviews the potential payouts to ensure their market-competitiveness in order to incentivize our NEOs to maintain focus on both daily and long-term efforts.

Our severance compensation provisions are designed to meet the following objectives:

•
Change in Control: As part of our normal course of business, we may engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. We provide a component of severance compensation if a NEO is terminated as a result of a change of control transaction to promote the ability of our NEOs to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

•
Termination Without Cause or For Good Reason: If we terminate the employment of one of our NEOs “without cause” or one of our NEOs resigns for “good reason,” each as defined in the applicable agreement, we are obligated to make certain payments based on the NEO's then-effective base salary. We believe this is appropriate because the terminated NEO is bound by confidentiality and non-competition provisions continuing after termination. We also believe it is beneficial to have a mutually-agreed severance package in place prior to any termination event, to avoid disruptive conflicts and provide us with more flexibility to make a change in management if such a change is in our and our stockholders’ best interests.

Employment Agreements

Andres D. Reiner. In December 2018, we entered into a second amended and restated employment agreement with Mr. A. Reiner, our Chief Executive Officer and President, to reflect current competitive market practices. This agreement will automatically renew for additional three-year terms unless the Company decides not to renew. The base salary payable to Mr. A. Reiner is subject to periodic review by our CLD Committee. In the event Mr. A. Reiner’s employment with us is terminated by him for good reason, by us without cause or we decide not to renew his agreement, he will receive (i) his full base salary each month for the following 12 months, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of a bonus at 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for 12 months, (iv) an amount equal to 12 times the monthly cost of Mr. A. Reiner's health benefits, (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following his termination date, and (vi) the acceleration of vesting of all market stock awards where the number of units vesting is determined as if the performance period ended on his termination date. If Mr. A. Reiner’s employment is terminated by us without cause, if he resigns for good reason, or we decide not to renew his agreement within six months prior to, or any time after, a change of control of the Company, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of an aggregate bonus equal to 100% of performance targets, including any discretionary components, within the bonus plan in effect as if employed by us for eighteen months, (iv) an amount equal to 18 times the monthly cost of Mr. A. Reiner's health benefits, and (v) the acceleration of vesting of all equity awards with respect to shares that would have vested following the Termination Date. If Mr. A. Reiner's employment with us terminates due to his death or disability, his employment will automatically terminate and he will be entitled to accelerated vesting of (i) all equity awards with respect to all shares that would have vested after the termination date, and (ii) all MSUs at 100% of the target number granted. In addition, if the surviving or acquiring entity (or its parent entity) elects not to assume, continue or substitute for the equity awards or options due under the either the 2007 Equity Incentive Plan (2007 Plan) or 2017 Plan, all outstanding equity awards and options under each plan will vest in full and become fully exercisable. Mr. Reiner is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment.

Stefan B. Schulz. In December 2018, we entered into an amended and restated employment agreement with Mr. Schulz, our Executive Vice President and Chief Financial Officer, to reflect current competitive market practices. This agreement is for a three-year term and automatically renews for three-year terms unless the Company decides not to renew. The base salary payable to Mr. Schulz is subject to periodic review by our CLD Committee. In the event Mr. Schulz's employment with us is terminated by him for good reason, by us without cause, or we decide not to renew his agreement, he will receive (i) his full base salary each month for the following 12 months, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of a bonus at 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for 12 months, (iv) an amount equal to 12 times the monthly cost of Mr. Schulz's health benefits, (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination and prior to the first anniversary of his termination date, and (vi) the acceleration of vesting of all market stock awards scheduled to vest prior to the first anniversary of his termination date, where the applicable performance period is deemed to have ended on his termination date. Alternatively, if Mr. Schulz's employment is terminated by us without cause, if he resigns for good reason, or we decide not to renew his agreement within six months prior to, or any time after, a change of control of the Company, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of an aggregate bonus equal to 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for 18 months, (iv) an amount equal to 18 times the monthly cost of Mr. Schulz's health benefits, and (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination. In addition, if the surviving or acquiring entity (or its parent entity) elects not to assume, continue or substitute for the equity awards or options due under the 2007 Plan or 2017 Plan, all outstanding equity awards and options under each plan will vest in full and become fully exercisable. If Mr. Schulz's employment with us terminates due to his death or disability, his employment will automatically terminate and he will be entitled to accelerated vesting of (i) all equity awards with respect to all shares that would have vested after the termination date, and (ii) all MSUs at 100% of the target number granted. Mr. Schulz is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment.

John C. P. Allessio, Thomas F. Dziersk and Roberto Reiner. In November 2019, we entered into an employment agreement with Mr. Allessio, our Executive Vice President and Chief Customer Officer. In October 2017, we entered into an employment agreement with Mr. Dziersk, our Executive Vice President, Worldwide Sales. In November 2019, we entered into an amended and restated employment agreement with Mr. R. Reiner, our Executive Vice President and Chief Technology Officer. These three agreements utilize a similar form of employment agreement. Each agreement is for a three-year term and automatically renews for three-year terms unless the Company decides not to renew. The base salary payable to the officer is subject to periodic review by our CLD Committee. In the event the officer's employment with us is terminated by the officer for good reason, by us without cause, or we decide not to renew their agreement, the officer will receive (i) his full base salary each month for the following 12 months, and (ii) an amount equal to 12 times the monthly cost of his health benefits. Alternatively, if the officer's employment is terminated by us without cause, if he resigns for good reason, or we decide not to renew his agreement within six months prior to, or any time after, a change of control of the Company, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) an amount equal to 18 times the monthly cost of his health benefits, and (iv) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination. In addition, if the surviving or acquiring entity (or its parent entity) elects not to assume, continue or substitute for the equity awards or options due under the 2017 Plan, all outstanding equity awards and options under the 2017 Plan will vest in full and become fully exercisable. Each of these officers is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment.

“Cause” is defined in these employment agreements as (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company by the officer which causes a material harm to the Company, (b) the officer’s conviction of, or a plea of guilty or no contest to, a felony or any other crime involving dishonesty or moral turpitude under the laws of the United States; (c) any intentional wrongdoing by the officer, whether by omission or commission, which adversely affects the business or affairs of the Company; (d) continued failure to perform assigned duties or comply with any Company policy after notice and a cure period; (e) any material breach by the officer of his employment agreement or any other agreement between the officer and the Company after notice and a cure period; and (f) any failure to cooperate in good faith with the Company in any governmental investigation or formal proceeding.

Each of our NEOs can resign for “good reason” and be entitled to certain severance payments as detailed above in the table titled “Potential Payments Upon Termination of Employment or Change of Control.” “Good reason” is defined in their employment agreements as (i) a material diminution in their authority, duties or responsibilities or the assignment of duties to them that are not materially commensurate with their position with the Company, other than, in the case of the employment agreements with Messrs. Allessio, Dziersk and R. Reiner, where they are asked to assume substantially similar duties and responsibilities in a larger entity after any change of control; (ii) a material reduction in their base salaries other than reductions which are part of a general reduction affecting all employees; (iii) the relocation of their principal place of service to their employer to more than 25 miles from their present location; (iv) any failure by the Company to continue to provide them with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee holding a comparable position with the Company, in any material benefit or compensation plans and programs, which results in a material detriment to them; (v) any material breach by the Company of any provision of their employment agreement; or (vi) any failure by any successor corporation to assume the Company’s obligations under the NEO's employment agreement.

Stock Ownership Guidelines

As part of our overall corporate governance and compensation practices, our Board adopted stock ownership guidelines for our NEOs and directors. These guidelines are designed to align our NEOs’ and directors' interests with our stockholders’ long-term interests by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking and further increases our NEOs’ and directors’ alignment with stockholder interests. These guidelines require our Chief Executive Officer to hold shares of our stock worth six times his annual salary and each other NEO is required to hold shares of our stock worth two times their annual salary. The guidelines also state that each non-employee director is required to hold shares of our stock worth five times the annual retainer for directors. Share units or unexercised options held by a NEO or director under any of our equity incentive plans are included, at 100% of their intrinsic value, in calculating the value of ownership to determine whether this minimum ownership requirement has been met. Shares held by a NEO or director under either of our equity incentive plans will continue to be included in calculating the value of ownership to determine whether this minimum ownership requirement has been met. Our NEOs must attain this ownership threshold within five years after being appointed as a NEO. Our directors must attain this ownership threshold within six years after joining our Board. As of December 31, 2019, each of our NEOs and directors were in compliance with the applicable guidelines.

Clawback Policy

Our “clawback” policy permits our Board to consider and make a decision in its sole discretion to recover, under applicable law, any incentive bonuses awarded to NEOs whose fraud or intentional misconduct significantly contributed to a restatement of financial results that led to the awarding of incentive bonuses. This “clawback” policy is designed to further link our executive compensation and our long-term performance. Additionally, the 2017 Plan provides for recovery of certain equity awards and profits from securities sales in similar circumstances.

Tax and Accounting Considerations

Limits on Deductibility of Compensation. Section 162(m) of the Code (Section 162(m)) generally prevents us from deducting as a business expense that portion of compensation paid to certain of our executive officers that exceeds $1,000,000. Historically, there was an exception to this $1,000,000 deduction limit for compensation that qualified as “performance-based compensation” under Section 162(m).  Under federal tax legislation enacted on December 22, 2017, referred to as the Tax Cuts and Jobs Act (Tax Act), the performance-based exemption was repealed for taxable years on or after January 1, 2018, and the persons treated as covered employees subject to the deduction limit have been expanded to include our CFO and mandated that once an individual is treated as a covered employee for a given year, that individual will be treated as a covered employee for all subsequent years. Accordingly, any compensation paid to our covered executive officers in excess of $1 million in any one year will not be deductible. The CLD Committee believes that its primary responsibility is to provide a compensation program to meet our stated business objectives, and accordingly the Company reserves the right to pay compensation that is not tax-deductible if it determines that such a payment is in the best interests of the Company and our stockholders.

REPORT OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS
We, the Compensation and Leadership Development Committee of the Board of Directors of PROS Holdings, Inc., have reviewed and discussed the preceding Compensation Discussion and Analysis with management and FW Cook. Based on this review and discussion, we recommended to the Board of Directors, and the Board of Directors has agreed, that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS
Greg B. Petersen, Chairman
Penelope Herscher
William Russell

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table presents the compensation paid to or earned by our NEOs, including our Chief Executive Officer, our Chief Financial Officer, our Chief Customer Officer, our Executive Vice President, Worldwide Sales, and our Chief Technology Officer during 2019, 2018 and 2017:

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)		Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Andres D. Reiner	2019	$525,000		$—		$4,650,003	(2)	$1,155,000	$8,567	$6,338,570
President and Chief	2018	$525,000		$—		$5,408,210	(3)	$799,838	$1,785	$6,734,832
Executive Officer	2017	$525,000		$—		$4,032,840	(4)	$419,843	$18,584	$4,996,267
Stefan B. Schulz	2019	$392,000		$—		$2,000,021	(5)	$627,200	$8,548	$3,027,769
Executive Vice President	2018	$380,000		$—		$2,186,406	(6)	$421,040	$5,660	$2,993,106
and Chief Financial Officer	2017	$365,000		$—		$1,528,423	(7)	$212,284	$20,981	$2,126,688
John C. P. Allessio	2019	$66,667	(8)	$—		$1,999,979	(9)	$74,851	$1,333	$2,142,830
Executive Vice President
and Chief Customer Officer
Thomas F. Dziersk	2019	$383,000		$—		$1,600,017	(10)	$766,000	$6,479	$2,755,496
Executive Vice President,	2018	$375,000		$—		$485,863	(11)	$519,375	$—	$1,380,238
Worldwide Sales	2017	$85,336	(12)	$100,000	(13)	$2,697,901	(14)	$76,377	$5,418	$2,965,032
Roberto Reiner	2019	$338,000		$—		$1,800,002	(15)	$444,808	$8,400	$2,591,210
Executive Vice President
and Chief Technology Officer

(1)
Represents the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated in accordance with GAAP. For additional information about equity award valuation assumptions, refer to Note 14 of our financial statements in our Form 10-K for the year ended December 31, 2019.

(2)
Represents 70,348 RSUs and 70,348 PRSUs awarded to Mr. A. Reiner on January 15, 2019. The 2019 RSUs vest annually in one fourth installments on January 15th of each year and have a grant date fair value of $33.05 per unit. The 2019 PRSUs will vest on January 15, 2022, and have a grant date fair value of $33.05 per unit. For additional information on the 2019 RSUs and 2019 PRSUs, see "2019 Grants of Plan-Based Awards" below.

(3)
Represents 82,948 RSUs awarded to Mr. A. Reiner on January 8, 2018 and 82,948 MSUs awarded on January 12, 2018. The 2018 RSUs vest annually in one fourth installments on January 10th of each year and have a grant date fair value of $27.02 per unit. The 2018 MSUs will vest on January 10, 2021, and have a grant date fair value of $38.18 per unit.

(4)
Represents 84,000 RSUs and 84,000 MSUs awarded to Mr. A. Reiner on January 20, 2017. The 2017 RSUs vest annually in one fourth installments on January 1st of each year and have a grant date fair value of $21.02 per unit. The 2017 MSUs will vest on March 1, 2020, and have a grant date fair value of $26.99 per unit.

(5)
Represents 36,309 RSUs and 24,206 PRSUs awarded to Mr. Schulz on January 15, 2019. The 2019 RSUs vest annually in one fourth installments on January 15th of each year and have a grant date fair value of $33.05 per unit. The 2019 PRSUs will vest on January 15, 2022, and have a grant date fair value of $33.05 per unit. For additional information on the 2019 RSUs and PRSUs, see "2019 Grants of Plan-Based Awards" below.

(6)
Represents 41,667 RSUs awarded to Mr. Schulz on January 8, 2018 and 27,778 MSUs awarded on January 12, 2018. The 2018 RSUs vest annually in one fourth installments on January 10th of each year and have a grant date fair value of $27.02 per unit. The 2018 MSUs will vest on January 10, 2021, and have a grant date fair value of $38.18 per unit.

(7)
Represents 39,200 RSUs and 26,100 MSUs awarded to Mr. Schulz on January 20, 2017. The RSUs vest annually in one fourth installments on January 1st of each year and have a grant date fair value of $21.02 per unit. The 2017 MSUs will vest on March 1, 2020, and have a grant date fair value of $26.99 per unit.

(8)	Mr. Allessio commenced his employment with us in October 2019.

(9)
Represents 38,632 RSUs awarded to Mr. Allessio on November 6, 2019. The 2019 RSUs vest annually in one fourth installments on November 6th of each year and have a grant date fair value of $51.77 per unit. For additional information on the 2019 RSUs, see "2019 Grants of Plan-Based Awards" below.

(10)
Represents 29,047 RSUs and 19,365 PRSUs awarded to Mr. Dziersk on January 15, 2019. The 2019 RSUs vest annually in one fourth installments on January 15th of each year and have a grant date fair value of $33.05 per unit. The 2019 PRSUs will vest on January 15, 2022, and have a grant date fair value of $33.05 per unit. For additional information on the 2019 RSUs and 2019 PRSUs, see "2019 Grants of Plan-Based Awards" below.

(11)
Represents 9,259 RSUs awarded to Mr. Dziersk on January 8, 2018 and 6,173 MSUs awarded on January 12, 2018. The 2018 RSUs vest annually in one fourth installments on January 10th of each year and have a grant date fair value of $27.02 per unit. The 2018 MSUs will vest on January 10, 2021, and have a grant date fair value of $38.18 per unit.

(12)	Mr. Dziersk commenced his employment with us in October 2017.

(13)	Represents a one-time cash inducement award following commencement of employment.

(14)
Represents 59,504 RSUs and 39,699 MSUs awarded to Mr. Dziersk on October 9, 2017. The 2017 RSUs vest annually in one fourth installments on October 9th of each year and have a grant date fair value of $24.48 PRSUs per unit. The 2017 MSUs will vest on October 9, 2020, and have a grant date fair value of $31.29 per unit.

(15)
Represents 54,463 RSUs awarded to Mr. R. Reiner on January 15, 2019. The 2019 RSUs vest annually in one fourth installments on January 15th of each year and have a grant date fair value of $33.05 per unit. For additional information on the 2019 RSUs, see "2019 Grants of Plan-Based Awards" below.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to our NEOs during 2019, including:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	FMV on Grant Date ($/Sh)	Grant Date Fair value of Options and Awards ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Andres D. Reiner	RSU	1/15/2019						70,348	$33.05	$2,325,001
	PSU(1)	1/15/2019				70,348	140,696		$33.05	$2,325,001
	Cash incentive		$288,750	$577,500	$1,155,000
Stefan B. Schulz	RSU	1/15/2019						36,309	$33.05	$1,200,012
	PSU(1)	1/15/2019				24,206	48,412		$33.05	$800,008
	Cash incentive		$156,800	$313,600	$627,200
John C. P. Allessio	RSU	11/6/2019						38,632	$51.77	$1,999,979
	Cash incentive(2) (3)		$23,265	$40,460	$76,064
Thomas F. Dziersk	RSU	1/15/2019						29,047	$33.05	$960,003
	PSU(1)	1/15/2019				19,365	38,730		$33.05	$640,013
	Cash incentive		$191,500	$383,000	$766,000
Roberto Reiner	RSU	1/15/2019						54,463	$33.05	$1,800,002
	Cash incentive(2)		$136,045	$236,600	$444,808

(1)
The 2019 PRSUs are subject to both a performance condition and a time-based vesting condition. The number of PRSUs that may be earned, up to 200% of target award, is based upon achievement by the Company against total recurring revenue targets over a performance period ending December 31, 2020. Such earned PRSUs then vest on January 15, 2022. Grant Date Fair Value was calculated using at target number of PRSUs with the fair value of $33.05 per unit determined on grant date.

(2)	Messrs. Allessio & R. Reiner became named executive officers in November 2019. For 2019, they participated in an incentive plan that did not have a maximum payout of 200%.

(3)	Mr. Allessio's target cash incentive was prorated to reflect his start date of October 22, 2019.

Outstanding Equity Awards at Fiscal Year End

The following table presents the number of options to purchase shares of our Common Stock, SARs, RSUs and MSUs held by our NEOs as of December 31, 2019:

	Stock Awards
Name	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Andres D. Reiner	22,500	(1)	$1,348,200
	84,000	(2)	$5,033,280
	42,000	(3)	$2,516,640
	62,211	(6)	$3,727,683
	82,948	(7)	$4,970,244
	70,348	(8)	$4,215,252
	70,348	(9)	$4,215,252
Stefan B. Schulz	15,625	(1)	$936,250
	26,100	(2)	$1,563,912
	19,600	(3)	$1,174,432
	31,251	(6)	$1,872,560
	27,778	(7)	$1,664,458
	24,206	(8)	$1,450,424
	36,309	(9)	$2,175,635
John C. P. Allessio	38,632	(10)	$2,314,829

Thomas F. Dziersk	39,669	(4)	$2,376,966
	29,752	(5)	$1,782,740
	6,945	(6)	$416,144
	6,173	(7)	$369,886
	19,365	(8)	$1,160,351
	29,047	(9)	$1,740,496
Roberto Reiner	30,000	(1)	$1,797,600
	32,650	(3)	$1,956,388
	40,509	(6)	$2,427,299
	54,463	(9)	$3,263,423

(1)	Represents 2016 RSUs awarded to Messrs. A. Reiner, Schulz, and R. Reiner on March 24, 2016. These 2016 RSUs continue to vest annually in one-fourth installments on March 1st of each year through 2020.

(2)
Represents 2017 MSUs awarded to Messrs. Reiner and Schulz on January 20, 2017. These 2017 MSUs vest on March 1, 2020. The amounts shown above reflect the number of 2017 MSUs that would be earned if the performance goals related to these awards were met at the target level at the end of the performance period. If the minimum performance threshold is not met, there will be no payout. The number of shares that will actually be earned will depend on our TSR for the period from March 1, 2017 to February 28, 2020 as compared to the Russell 2000 Index.

(3)
Represents 2017 RSUs awarded to Messrs. A. Reiner, Schulz, and R. Reiner on January 20, 2017. These 2017 RSUs continue to vest annually in one-fourth installments on January 1st of each year through 2021.

(4)
Represents MSUs awarded on October 9, 2017 to Mr. Dziersk. These 2017 MSUs vest on October 9, 2020. The amount shown above reflects the number of 2017 MSUs that would be earned if the performance goals related to this award were met at the target level at the end of the performance period. If the minimum performance threshold is not met, there will be no payout. The number of shares that will actually be earned depend on our TSR for the period from October 9, 2017 to October 9, 2020 as compared to the Russell 2000 Index.

(5)	Represents the unvested portion of the 2017 RSUs awarded to Mr. Dziersk on October 9, 2017. The 2017 RSUs continue to vest annually in one-fourth installments on October 9th of each year through 2021.

(6)
Represents 2018 RSUs awarded to Messrs. A. Reiner, Schulz, Dziersk and R. Reiner on January 8, 2018. These 2018 RSUs continue to vest annually in one-fourth installments on January 10th of each year through 2022.

(7)
Represents 2018 MSUs awarded to Messrs. A. Reiner, Schulz, and Dziersk on January 12, 2018. These 2018 MSUs vest on January 10, 2021. The amounts shown above reflect the number of 2018 MSUs that would be earned if the performance goals related to these awards were met at the target level at the end of the performance period. If the minimum performance threshold is not met, there will be no payout. The number of shares that will actually be earned will depend on our TSR for the period from January 1, 2018 and December 31, 2020 as compared to the Russell 2000 Index.

(8)
Represents 2019 PRSUs awarded to Messrs. A. Reiner, Schulz, Dziersk, and R. Reiner on January 15, 2019. These 2019 PRSUs are subject to both a performance condition and a time-based vesting condition. The number of 2019 PRSUs which may be earned, up to 200% of target award, is based upon achievement by the Company against total recurring revenue targets over a performance period ending December 31, 2020. Such earned 2019 PRSUs then vest on January 15, 2022.

(9)
Represents 2019 RSUs awarded to Messrs. A. Reiner, Schulz, Dziersk and R. Reiner on January 15, 2019. These 2019 RSUs vest annually in one-fourth installments on January 15th of each year through 2023.

(10)	Represents 2019 RSUs awarded to Mr. Allessio on November 6, 2019. These 2019 RSUs vest annually in one-fourth installments on November 6th of each year through 2023.

Option Exercises and Equity Awards Vested

The following table presents information on the exercises of stock options and vesting of PRSUs, RSUs and MSUs for our NEOs during the year ended December 31, 2019:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise(1) (#)	Value realized on exercise ($)	Number of shares acquired on RSU vesting (#)	Number of shares acquired on PRSU and MSU vesting (#)	Value realized on vesting ($)
Andres D. Reiner	200,000	$10,499,000	78,537	280,000	$15,563,583
Stefan B. Schulz	—	—	56,466	155,000	$9,107,044
John C. P. Allessio	—	—	—	—	$—
Thomas F. Dziersk	—	—	17,190	—	$985,124
Roberto Reiner	—	—	59,828	25,000	$3,508,682

(1)	Represents the exercise of Stock Appreciation Rights (SARs)

Potential Payments Upon Termination of Employment or Change of Control
The following table represents amounts payable at, following, or in connection with the events described below, assuming that such events occurred on December 31, 2019 for each of the NEOs:

Name	Severance ($)	Annual Bonus Payment ($)	Equity Grants ($)	Welfare Benefits ($)	Total Payment ($)
Andres D. Reiner
Death or Disability (1)	—	—	35,212,048	—	35,212,048
Termination (2)	1,102,500	1,155,000	31,814,824	23,217	34,095,541
Termination on Change of Control (3)	1,653,750	1,155,000	36,030,076	34,826	38,873,652
Vesting on Change of Control (4)	—	—	12,285,937	—	12,285,937
Stefan B. Schulz
Death or Disability (1)	—	—	13,952,552	—	13,952,552
Termination (2)	705,600	627,200	5,819,385	20,485	7,172,670
Termination on Change of Control (3)	1,058,400	627,200	14,066,040	30,728	15,782,368
Vesting on Change of Control (4)	—	—	4,038,069	—	4,038,069
John C. P. Allessio
Death or Disability (1)	—	—	2,314,829	—	2,314,829
Termination (2)	320,000	—	—	22,882	342,882
Termination on Change of Control (3)	480,000	74,851	2,314,829	34,322	2,904,002
Tom Dziersk
Death or Disability (1)	—	—	5,217,115	—	5,217,115
Termination (2)	383,000	—	—	23,217	406,217
Termination on Change of Control (3)	574,500	766,000	10,593,437	34,826	11,968,763
Vesting on Change of Control (4)	—	—	3,169,768	—	3,169,768
Roberto Reiner
Death or Disability (1)	—	—	5,690,722	—	5,690,722
Termination (2)	338,000	—	—	14,140	352,140
Termination on Change of Control (3)	507,000	437,710	9,444,710	21,210	10,410,630

(1)
Death or Disability - in the event of a termination of the executive officer’s employment due to death or disability certain equity awards will vest.  For an explanation of these benefits by executive, see “Employment Agreements” above.

(2)
Termination - in the event of an involuntary termination of the executive officer’s employment by the Company without Cause or a termination of employment by the executive officer for Good Reason, certain severance, bonus, equity vesting and other benefits are due to the executive officer. For an explanation of these benefits by executive and the definitions of Cause and Good Reason, see “Employment Agreements” above.

(3)
Termination on Change of Control - in the event of an involuntary termination of the executive officer’s employment by the Company without Cause or a termination of employment by the executive officer for Good Reason, in either event during the six-month period prior to a Change of Control or after a Change of Control, certain severance, bonus, equity vesting and other benefits are due the executive officer. For an explanation of these benefits by executive, see “Employment Agreements” above.

(4)
Vesting on Change of Control - in the event of a Change of Control, certain performance-based equity awards accelerate their vesting by their terms because the respective performance period is deemed to have ended as of the date of the Change of Control. For PRSUs, if a Change of Control occurs prior to the one-year anniversary of the beginning of a performance period, the award vests at 100% of the target award amount and the earned shares are delivered, or paid out, to the executives as of the Change of Control. For MSUs, a Change of Control triggers a measurement of performance as of the Change of Control.  Earned MSUs based on this measurement are paid out to the executives as of the Change of Control pro rata based on the length of the performance period concluded prior to the Change of Control. The remaining earned MSUs vest at the end of the original performance period.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2019 with respect to compensation plans under which our equity securities are authorized for issuance. For additional information on our equity compensation plans, see Note 14 of the Notes to the Consolidated Financial Statements in our 2019 Annual Report.

	I	II	III
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (2)	Weighted-average exercise price of outstanding options and rights ($) (3)	Number of securities remaining available for future issuance under plans (excluding securities listed in Column (I)) (4)
All compensation plans previously approved by security holders (1)	2,719,064	10.38	2,606,524
All compensation plans not previously approved by security holders	0	N/A	0
Total	2,719,064	10.38	2,606,524

(1) Includes awards from the 2007 Plan and the 2017 Plan. No further grants will be made from the 2007 Plan.
(2) Includes 1,892,890 RSUs, 533,336 MSUs, 227,838 PRSUs, and 65,000 SARs.
(3) Includes the weighted average as it pertains to outstanding SARs only.
(4) Includes unissued award pools from the 2017 Plan and the 2013 Employee Stock Purchase Plan.

PROPOSAL TWO
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I voting on?

As required pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. We currently conduct this advisory vote on an annual basis and expect to conduct the next advisory vote at our Annual Meeting to be held in 2021.

As described in the “Executive Summary” and “Compensation Discussion and Analysis” sections of this Proxy Statement, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to manage our business and meet our long-term objectives. We seek to provide executive compensation that is competitive with companies that are similar to us. We also seek to provide near-term and long-term financial incentives that reward well-performing executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers’ base salaries should be set at levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average Company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our stockholders by rewarding improvement in selected financial metrics and by using equity incentives. Please see our “Compensation Discussion and Analysis” on page 22 of this Proxy Statement and related compensation tables for detailed information about our executive compensation programs, including information about the fiscal year 2019 compensation of our NEOs.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company's NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

This vote is advisory and therefore not binding. However, the CLD Committee values the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the CLD Committee will evaluate whether any actions are necessary to address those concerns.

Note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, in most cases it may not be feasible to change any executive compensation program in consideration of any one year’s advisory vote on executive compensation.

Vote Required

The affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required for advisory approval of this proposal. A properly executed proxy marked “ABSTAIN” with respect to this matter is considered entitled to vote, and thus will have the effect of a vote against this matter.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP
The following tables set forth information regarding beneficial ownership of our Common Stock for each person known to own beneficially more than 5% of our outstanding Common Stock, each of our NEOS, each director and director nominee, and our NEOs, directors and director nominee as a group, each as of the Record Date unless otherwise noted below. Applicable percentage of ownership is based on 43,280,194 shares of our Common Stock outstanding as of the Record Date.

Principal Shareholders and Address	Common Stock and Nature of Beneficial Ownership	Percentage
Brown Capital Management, LLC, 1201 N. Calvert Street, Baltimore, MD 21202	6,526,453(1)	15.1%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	3,641,146(2)	8.4%
PRIMECAP Management Company, 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105	3,131,100(3)	7.2%
Ronald F. and Mariette M. Woestemeyer, 3100 Main, Suite 900, Houston, TX 77002	2,860,135(4)	6.6%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	2,602,151(5)	6.0%
D.F. Dent and Co Inc., 400 East Pratt Street, Baltimore, MD 21202	2,288,354(6)	5.3%

(1)
Based solely upon a Schedule 13G/A filed by Brown Capital Management, LLC (Brown) with the SEC on February 14, 2020 reporting that Brown beneficially owned 6,526,453 shares of our Common Stock as of December 31, 2019, with sole voting power with respect to 4,001,243 shares of our Common Stock and sole dispositive power with respect to 6,526,453 shares of our Common Stock.

(2)
Based solely upon a Schedule 13G filed by The Vanguard Group (Vanguard) with the SEC on February 11, 2020 reporting that Vanguard owned 3,641,164 shares of our Common Stock as of December 31, 2019, with sole voting power with respect to 70,458 shares of our Commons Stock, shared voting power with respect to 9,018 shares of our Common Stock, sole dispositive power with respect to 3,565,916 shares of our Common Stock and shared dispositive power with respect to 75,248 shares of our Common Stock.

(3)
Based solely upon a Schedule 13G/A filed by PRIMECAP Management Company (PRIMECAP) with the SEC on February 12, 2020 reporting that PRIMECAP beneficially owned 3,131,100 shares of our Common Stock as of December 31, 2019, with sole voting and sole dispositive power with respect to 3,131,100 shares of our Common Stock.

(4)	Includes 2,846,855 shares held by various trusts for the benefit of certain family members and 3,320 shares from RSUs which are scheduled to vest as of the Annual Meeting.

(5)
Based solely upon a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on February 5, 2020 reporting that BlackRock beneficially owned 2,602,151 shares of our Common Stock as of December 31, 2019, with sole voting power with respect to 2,521,242 shares of our Common Stock and sole dispositive power with respect to 2,602,151 shares of our Common Stock.

(6)
Based solely upon a Form 13F filed by D.F. Dent & Co Inc. (DF Dent) with the SEC on February 14, 2020 reporting that DF Dent beneficially owned 2,288,354 shares of our Common Stock as of December 31, 2019, with sole voting and sole dispositive power with respect to 2,288,354 shares of our Common Stock.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage
Named Executive Officers
Andres D. Reiner	791,730	1.8%
Stefan B. Schulz	246,636	*
John C. P. Allessio	—	*
Thomas F. Dziersk	20,429	*
Roberto Reiner	80,143	*
Non-Employee Directors and Director Nominees
Penelope Herscher	10,242(2)	*
Greg B. Petersen	108,016(2)	*
Leslie Rechan	35,352(2)	*
William Russell	133,211(2)	*
Timothy V. Williams	111,968(2)	*
Mariette M. Woestemeyer(3)	2,860,135(3)	6.6%
Ronald F. Woestemeyer(3)	2,860,135(3)	6.6%
Carlos Dominguez	—	*
All NEOs, directors and director nominees as a group	4,397,862	10.2%
* Represents less than 1% of the outstanding shares of our Common Stock

(1)	Beneficial ownership represents sole voting and investment power.

(2)	Includes 1,660 shares from RSUs which are scheduled to vest as of the Annual Meeting.

(3)	Mr. and Mrs. Woestemeyer jointly beneficially own an aggregate of 2,860,135 shares or our Common Stock, including 3,220 shares from RSUs which are scheduled to vest as of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires each of our directors and NEOs, among others, to file with the SEC an initial report of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during 2019, all of our NEOs and directors filed the required reports on a timely basis under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2019, there has not been (nor is there currently proposed), any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, and the transactions described below:

Relationships with Management, Founders and Investors

Ownership. Ronald F. Woestemeyer and Mariette Woestemeyer, who each serve on our Board, jointly hold more than 5% of our Common Stock.

Indemnification agreements. We have entered into indemnification agreements with each of our current directors and officers. These agreements require us, among other things, to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

Employment arrangements. We have entered into employment agreements with each of our executive officers, which address, among other things, the terms of their employment, such as base salary, severance payments and payment on a change in control.

Family relationships. Mr. Roberto Reiner, who serves as our Executive Vice President and Chief Technology Officer is the brother of Andres Reiner, our President and CEO. Prior to his appointment as Executive Vice President, Mr. R. Reiner's compensation was regularly reviewed by the CLD Committee and all his equity awards were approved by the CLD Committee. In conjunction with his appointment as Executive Vice President, Mr. R. Reiner's compensation and amended and restated employment agreement were approved by the CLD Committee.

Procedures for Related Party Transactions

Under our Code of Business Conduct and Ethics, our employees and officers are discouraged from entering into any transaction that may cause a conflict of interest. In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our compliance officer who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter, our Audit Committee must then approve any related party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under Corporate Governance in the "Investor Relations" section of our website at ir.pros.com. The Audit Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends changes to the Board to reflect the evolving role of the Audit Committee. The Audit Committee is composed of non-employee directors who meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee currently consists of Timothy V. Williams (Chairman), Greg B. Petersen and Les Rechan. Our Board of Directors has determined that each of the members of the Audit Committee are an “Audit Committee financial expert” as is currently defined under SEC regulations and the rules of the NYSE.

Primary Responsibilities

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Audit Committee also oversees the independent auditors’ qualifications and independence. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.

Oversight of Independent Auditors

The Audit Committee engaged PricewaterhouseCoopers LLP (PwC) as our independent auditors for the year ended December 31, 2019. In its meetings with our independent auditors, the Audit Committee asks them to address, and discusses their responses to, several questions that the Audit Committee believes are relevant to its oversight. The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

2019 Audited Financial Statements

In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management. In fulfilling its oversight responsibilities in 2019, the Audit Committee reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2019, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board, (3) received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence, and (4) considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2019 was compatible with their independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and filed with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Timothy V. Williams, Chairman
Greg B. Petersen
Les Rechan

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee has adopted a policy for the pre-approval of services performed by our independent registered public accounting firm. Under this policy, each year the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.

The following table summarizes the aggregate fees in 2018 billed for professional services rendered to us by PwC in 2019 and 2018. A description of these various fees and services follows the table:

	2019	2018
Audit fees	$1,953,252	$1,845,680
Audit-related fees	233,650	—
Tax fees	78,970	41,992
All other fees	2,893	1,919
Total fees	$2,268,765	$2,091,692

Fees Billed by PricewaterhouseCoopers, LLP

Audit fees. The aggregate fees billed to us by PwC in connection with the annual audit of our financial statements, reviews of our financial statements included in quarterly reports on Form 10-Q, consents related to documents filed with the SEC and comfort letters, were $1,953,252 and $1,845,680 for the years ended December 31, 2019 and 2018, respectively.

Audit-related fees. Audit-related fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category may include fees related to due diligence related to mergers and acquisitions, accounting and financial reporting consultations and research necessary to comply with generally accepted audit standards. There were $233,650 and zero audit-related fees billed for the years ended December 31, 2019 and 2018, respectively.

Tax fees. The aggregate tax fees billed to us by PwC related to tax compliance, tax advice and tax planning, and were $78,970 and $41,992 for the years ended December 31, 2019 and 2018, respectively.

All other fees. The other fees consist of subscription fees for an accounting and auditing research tools.

Audit Committee Approval of Services

The Audit Committee is authorized by its charter to pre-approve all auditing and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform attest services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Audit Committee receives updates on services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Audit Committee has delegated to the chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings. If the Chairman approves any such engagements, he reports that approval to the full Audit Committee at its next meeting. During fiscal year 2019, all such services were pre-approved in accordance with the procedures described above.

Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of PwC.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM APPOINTMENT

The Audit Committee has selected the independent registered public accounting firm of PwC to audit our consolidated financial statements for the fiscal year ending December 31, 2020. We have determined to submit the selection of auditors to stockholder ratification, even though it is not required by our governing documents or Delaware law, as a matter of good corporate governance practice. If the selection of PwC as our independent auditors is not ratified by our stockholders, our Audit Committee will reconsider, but might not change, its selection. Notwithstanding the selection and ratification, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of us and our stockholders.

PwC has audited our financial statements annually since 2002. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Approval of the ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock entitled to vote and present or represented at the Annual Meeting. A properly executed proxy marked “ABSTAIN” with respect to this matter is considered entitled to vote and thus, will have the effect of a vote against this matter.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

STOCKHOLDERS PROPOSALS

Stockholders may present proposals for action at meetings of stockholders only if they comply with the rules established by the SEC, applicable Delaware law and Bylaws. No stockholder proposals were received for consideration at the Annual Meeting.

Stockholders interested in submitting a proposal for inclusion in our proxy materials and for consideration at the 2021 annual meeting of our stockholders (2021 Annual Meeting) may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Corporate Secretary no later than November 17, 2020.

Under our Bylaws, for any stockholder proposal or director nomination that is not submitted for inclusion in the next year’s proxy statement but instead is proposed to be presented directly at our 2021 Annual Meeting, the stockholder must provide us written notice not later than the close of business on the later of the ninetieth day prior to our 2021 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2021 Annual Meeting is first made. Any such notice for director nominations must satisfy the requirements specified in Article II, Section 2.15(b) of our Bylaws. Any such notice for other stockholder proposals (other than director nomination) must satisfy the requirements specified in Article I, Section 1.10(b) of our Bylaws. In the absence of such notice meeting the above requirements, a stockholder shall not be entitled to present any business at our 2021 Annual Meeting.

Notwithstanding the above, in the event that the number of directors to be elected at an annual meeting of stockholders is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the Company’s previous year’s annual meeting of stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for the additional directorships, if it is be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person(s), for election to such positions as are specified in the Company’s notice of meeting, if the stockholder’s notice is delivered to the Corporate Secretary at our principal executive offices not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board to be elected at such meeting.

EXPENSES AND SOLICITATION
We will bear the expense of soliciting proxies in the enclosed form. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our Common Stock, for their expenses in forwarding soliciting materials to those beneficial owners. Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication. We do not intend to pay additional compensation for doing so.

NO INCORPORATION BY REFERENCE OF
CERTAIN PORTIONS OF THIS PROXY STATEMENT
Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate information in this Proxy Statement, neither the Audit Committee Report nor the Compensation and Leadership Development Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only. The information on these websites shall not be deemed part of this Proxy Statement.

OTHER MATTERS
The Board knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons appointed in the enclosed proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
The Board of Directors
PROS HOLDINGS, INC.
March 17, 2020

PROS HOLDINGS, INC.
3100 MAIN STREET, 9TH FLOOR
HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 24, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 28, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 24, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E95385-P35014 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROS HOLDINGS, INC.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Greg B. Petersen
02) Timothy V. Williams
03) Mariette M. Woestemeyer

Nominee:

04) Carlos Dominguez

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To conduct an advisory vote on executive compensation.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of PROS Holdings, Inc. for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted at the proxies' discretion. The Board of Directors recommends a vote IN FAVOR OF the directors listed above, IN FAVOR OF the advisory vote on executive compensation, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

This Proxy, when properly executed, will be voted as specified. If no specification is made, the Proxy will be voted IN FAVOR OF the directors listed above, IN FAVOR OF advisory vote on executive compensation, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E95386-P35014

PROS HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS APRIL 29, 2020

The stockholder(s) hereby appoint(s) Damian W. Olthoff and Christopher C. Chaffin, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROS Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. CDT on April 29, 2020, at 3100 Main Street, 9th Floor, Houston, TX 77002, and any adjournment or postponement thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and the proxies' discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote IN FAVOR OF the directors listed on the reverse side, IN FAVOR OF the advisory vote on executive compensation, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

If no specification is made, this Proxy will be voted IN FAVOR OF the election of directors listed on the reverse side of this proxy card, IN FAVOR OF the advisory vote on executive compensation, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side